Exhibit 4.9

INTERCREDITOR AGREEMENT

by and between

ARGENTIC REAL ESTATE FINANCE LLC, as Senior Lender

and

KORE FUND LTD., as Mezzanine Lender

Dated as of April 1, 2021

Premises:	Southeast G6 Portfolio

INTERCREDITOR AGREEMENT

THIS INTERCREDITOR AGREEMENT (this “Agreement”), dated as of April 1, 2021 by and between ARGENTIC REAL ESTATE FINANCE LLC, a Delaware limited liability company, having an office at 31 West 27th Street, 12th Floor, New York, New York 10001 (“Senior Lender”), and KORE FUND LTD., a company organized under the laws of the Cayman Islands, having an office at 1501 Corporate Drive, Suite 120, Boynton Beach, FL 33426 (“Mezzanine Lender”).

RECITALS

WHEREAS, pursuant to the terms, provisions and conditions set forth in that certain Loan Agreement, dated as of April 1, 2021, between Shiv Savannah Hotel, LLC, Hare Krishna Augusta Hotel, LLC, Hare Krishna Chamblee Hotel, LLC and Hare Krishna Greenville Hotel, LLC, each a Georgia limited liability company (individually and collectively, “Borrower”), and Senior Lender (the “Senior Loan Agreement”), Senior Lender has made or is about to make a loan to Borrower in the original principal amount of $16,000,000.00 (the “Senior Loan”), which Senior Loan is evidenced by a certain Promissory Note, dated as of April 1, 2021, made by Borrower to Senior Lender in the amount of the Senior Loan (the “Senior Note”), and secured by, among other things, those certain Deeds to Secure Debt and Mortgage, each dated as of April 1, 2021, made by Borrower in favor of Senior Lender (individually and collectively, the “Senior Mortgage”), which Senior Mortgage encumbers the real property described on Exhibit A attached hereto and made a part hereof, and all improvements thereon and appurtenances thereto (collectively, the “Premises”); and

WHEREAS, pursuant to the terms, provisions and conditions set forth in that certain Mezzanine Loan Agreement, dated as of April 1, 2021, between Hare Krishna Chamblee Mezz, LLC, a Delaware limited liability company, Hare Krishna Augusta Mezz, LLC, a Delaware limited liability company, Shiv Savannah Mezz, LLC, a Delaware limited liability company, and Hare Krishna Greenville Mezz, LLC, a Delaware limited liability company (individually and collectively, “Mezzanine Borrower”), and Mezzanine Lender (the “Mezzanine Loan Agreement”), Mezzanine Lender has made or is about to make a loan to Mezzanine Borrower in the original principal amount of $3,000,000.00 (the “Mezzanine Loan”), which Mezzanine Loan is evidenced by a certain Promissory Note, dated as of April 1, 2021, made by Mezzanine Borrower to Mezzanine Lender in the amount of the Mezzanine Loan (the “Mezzanine Note”), and secured by, among other things, a Pledge and Security Agreement, dated as of April 1, 2021, from Mezzanine Borrower pursuant to which Mezzanine Lender is granted a first priority security interest in Mezzanine Borrower’s ownership interests in each of Borrower and SPE Constituent Entity (the “Pledge Agreement”); and

WHEREAS, Senior Lender and Mezzanine Lender desire to enter into this Agreement to provide for the relative priority of the Senior Loan Documents (as such term is hereinafter defined) and the Mezzanine Loan Documents (as such term is hereinafter defined) on the terms and conditions herein below set forth, and to evidence certain agreements with respect to the relationship between the Mezzanine Loan and the Mezzanine Loan Documents, on the one hand, and the Senior Loan and the Senior Loan Documents, on the other hand.

NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Senior Lender and Mezzanine Lender hereby agree as follows:

Section 1.                Certain Definitions; Rules of Construction.(a)As used in this Agreement, the following capitalized terms shall have the following meanings:

“Acceptable New Guarantor” has the meaning provided in Section 5(a) hereof.

“Affiliate” means, with respect to any specified Person, any other Person that, directly or indirectly, owns more than ten percent (10%) of, is in Control of, is Controlled by or is under common ownership or Control with such Person or is a director or officer of such Person or of an Affiliate of such Person.

“Affiliated Mezzanine Loan Lender” shall mean an owner of all or any portion of the Mezzanine Loan (or any interest therein) who (i) owns, directly or indirectly, more than twenty-five percent (25%) of the direct or indirect ownership interests in Borrower or Mezzanine Borrower or any Affiliate of Borrower or Mezzanine Borrower, or (ii) has the power, directly or indirectly, to direct or cause the direction of the management or policies of Borrower or Mezzanine Borrower, whether through the ability to exercise voting power, by contract or otherwise (but excluding any such ability arising solely through operation of the Mezzanine Loan Documents).

“Agreement” means this Agreement, as the same may be amended, modified and in effect from time to time, pursuant to the terms hereof.

“Approved Servicer” has the meaning provided in the definition “Qualified Transferee”.

“Award” has the meaning provided in Section 9(d) hereof.

“Borrower” has the meaning provided in the Recitals hereto.

“Borrower Group” has the meaning provided in Section 10(c) hereof.

“Business Day” means any day other than a Saturday, Sunday or any other day on which national banks in New York, New York are not open for business.

“CDO” has the meaning provided in the definition of the term “Qualified Transferee.”

“CDO Asset Manager” means, with respect to any Securitization Vehicle that is a CDO, the entity that is responsible for managing or administering the underlying assets of such Securitization Vehicle or, if applicable, the assets of any Intervening Trust Vehicle (including, without limitation, the right to exercise any consent and control rights available to the Mezzanine Lender).

“Certificates” means any securities (including all classes thereof) representing beneficial ownership interests in the Senior Loan or in a pool of mortgage loans including the Senior Loan issued in connection with a Securitization of the Senior Loan.

“Conduit” has the meaning provided in Section 15(b).

“Conduit Credit Enhancer” has the meaning provided in Section 15(b).

“Conduit Inventory Loan” has the meaning provided in Section 15(b).

“Continuing Senior Loan Event of Default” means an Event of Default under the Senior Loan for which (i) Senior Lender has provided notice of such Event of Default to Mezzanine Lender in accordance with Section 11(a) of this Agreement and (ii) the cure period provided to Mezzanine Lender in Section 11(a) of this Agreement has expired and such Event of Default has not been cured by Mezzanine Borrower or Mezzanine Lender or waived in writing by Senior Lender.

“Control” means (a) the ownership, directly or indirectly, in the aggregate of more than fifty percent (50%) of the beneficial ownership interests of a Person, and (b) the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlled by,” “Controlling” and “under common Control with” shall have the respective correlative meaning thereto. For purposes of this definition, if more than one Qualified Transferee owns (directly or indirectly) more than fifty percent (50%) of the beneficial ownership interests of a Person and one or more of the Qualified Transferees possess the power to direct or cause the direction of the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise, even though each such Qualified Transferee individually owns less than fifty percent (50%) of such beneficial interests, such Person shall be deemed to be “Controlled by” a Qualified Transferee.

“Credit Support Documentation” means an agreement in form and substance acceptable to Senior Lender in which a Person satisfying clause (i) of the Eligibility Requirements agrees to unconditionally guarantee the payment in full of any obligations and liabilities of Mezzanine Lender arising as a result of any material breach hereunder; on a several (but not joint) basis with respect to such Mezzanine Lender for which the Credit Support Documentation is being delivered.

“DBRS” means DBRS, Inc.

“DIL Notice” has the meaning provided in Section 13(b) hereof.

“Directing Mezzanine Lender” has the meaning provided in Section 4(c) hereof.

“Directing Senior Lender” has the meaning provided in Section 4(f) hereof.

“Eligibility Requirements” means, with respect to any Person, that such Person (i) has total assets (in name or under management and including unencumbered uncalled capital commitments) in excess of $450,000,000 and (except with respect to a pension advisory firm or similar fiduciary) either (x) capital/statutory surplus or shareholder’s equity of at least $150,000,000 or (y) market capitalization of at least $250,000,000, and (ii) is regularly engaged in the business of making or owning commercial real estate loans (including mezzanine loans to direct or indirect owners of commercial properties, which loans are secured by pledges of direct or indirect ownership interests in the owners of such commercial properties) or operating commercial properties.

“Enforcement Action” means any (i) judicial or non-judicial foreclosure proceeding, the exercise of any power of sale, the taking of a deed or assignment in lieu of foreclosure, the obtaining of a receiver or the taking of any other enforcement action against the Premises or any portion thereof or Borrower, including, without limitation, the taking of possession or control of the Premises or any portion thereof, (ii) acceleration of, or demand or action taken in order to collect, all or any indebtedness secured by all or any portion of the Premises (other than giving of notices of default and statements of overdue amounts) or (iii) exercise of any right or remedy available to Senior Lender under the Senior Loan Documents, at law, in equity or otherwise with respect to Borrower and/or any portion of the Premises, other than the giving of notices of default and statements of overdue amounts.

“Equity Collateral” means the equity interests in Borrower and the equity interests in SPE Constituent Entity pledged pursuant to any of the Mezzanine Loan Documents, as the context may require.

“Equity Collateral Enforcement Action” means any action or proceeding or other exercise of Mezzanine Lender’s rights and remedies commenced by Mezzanine Lender, in law or in equity, or otherwise, in order to realize upon the Equity Collateral, in whole or in part, or any transaction, whether in the nature of a transfer in lieu of foreclosure or otherwise, in order to acquire the Equity Collateral, in whole or in part, other than the giving of notices of default and statements of overdue amounts, the imposition of default interest or late fees, or the giving of notices regarding reservation of rights.

“Event of Default” as used herein means (i) with respect to the Senior Loan and the Senior Loan Documents, any Event of Default thereunder which has occurred and is continuing (i.e., has not been cured by Borrower or by the Mezzanine Lender in accordance with the terms of this Agreement or waived in writing by the Senior Lender) and (ii) with respect to the Mezzanine Loan and the Mezzanine Loan Documents, any Event of Default thereunder which has occurred and is continuing (i.e., has not been cured by Mezzanine Borrower or waived in writing by the Mezzanine Lender).

“Fitch” means Fitch, Inc.

“Guaranty Claim” has the meaning provided in Section 5(b) hereof.

“Intervening Trust Vehicle” means, with respect to any Securitization Vehicle that is a CDO, a trust vehicle or entity that holds the Mezzanine Note as collateral securing (in whole or in part) any obligation or security held by such Securitization Vehicle as collateral for the CDO.

“Kicker Conditions” means any additional contingent interest, additional interest or so-called “kicker” measured on the basis of the cash flow or appreciation of the Premises (or similar equity participation, but excluding any obligation to distribute cash otherwise available for distribution) that does not (i) become payable or otherwise impose monetary obligations prior to the date the Senior Loan Liabilities are fully and indefeasibly paid in full, and (ii) violate applicable law.

“Loan Pledgee” has the meaning provided in Section 15(a) hereof.

“Loan Purchase Price” has the meaning provided in Section 13(a) hereof.

“Mezzanine Borrower” has the meaning provided in the Recitals hereto.

“Mezzanine Guaranty” means that certain Mezzanine Guaranty of Recourse Obligations made by Subhash Patel and Vijaykumar Patel in favor of Mezzanine Lender, as the same may be amended, restated, replaced, supplemented or modified.

“Mezzanine Lender” has the meaning provided in the first paragraph of this Agreement.

“Mezzanine Loan” has the meaning provided in the Recitals hereto.

“Mezzanine Loan Agreement” has the meaning provided in the Recitals hereto.

“Mezzanine Loan Cash Management Agreement” means any cash management agreement executed in connection with, or the cash management provisions of, the Mezzanine Loan Documents.

“Mezzanine Loan Documents” means the Mezzanine Loan Agreement, the Mezzanine Note, any Mezzanine Loan Cash Management Agreement and the Pledge Agreement, together with any and all other documents and instruments set forth on Exhibit C hereto, as any of the foregoing may be modified, amended, extended, supplemented, restated or replaced from time to time, subject to the limitations and agreements contained in this Agreement.

“Mezzanine Loan Modification” has the meaning provided in Section 7(b) hereof.

“Mezzanine Note” has the meaning provided in the Recitals hereto.

“Monetary Cure Period” has the meaning provided in Section 11(a) hereof.

“Moody’s” means Moody’s Investors Service, Inc.

“Morningstar” means Morningstar Credit Ratings, LLC, or any of its successors in interest, assigns, and/or changed entity name or designation resulting from any acquisition by Morningstar, Inc. or other similar entity of Morningstar Credit Ratings, LLC. If neither Morningstar nor any successor remains in existence, “Morningstar” shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated under the pooling and servicing agreement governing a Securitization and specific ratings of Morningstar herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

“Net Worth” means, as of a given date, a Person’s (i) total assets located in the United States as of such date (exclusive of any interest in the Premises, in any other asset that is part of the collateral for the Senior Loan or constitutes the equity in Borrower) less (ii) total liabilities (taking into consideration contingent liabilities but exclusive of any liability under the Senior Loan Documents) as of such date, determined in accordance with GAAP.

“New Guaranty” has the meaning provided in Section 5(a) hereof.

“Non-Monetary Cure Period” has the meaning provided in Section 11(a) hereof.

“Permitted Fund Manager” means any Person that on the date of determination is (i) one of the entities listed on Exhibit D or any other nationally-recognized manager of investment funds investing in debt or equity interests relating to commercial real estate, (ii) investing through a fund with committed capital of at least $250,000,000 and (iii) not subject to a Proceeding.

“Permitted Investment Fund” shall have the meaning set forth in the definition of “Qualified Transferee”.

“Person” means any individual, sole proprietorship, corporation, general partnership, limited partnership, limited liability company or partnership, joint venture, association, joint stock company, bank, trust, estate unincorporated organization, any federal, state, county or municipal government (or any agency or political subdivision thereof) endowment fund or any other form of entity.

“Pledge” has the meaning provided in Section 15 hereof.

“Pledge Agreement” has the meaning provided in the Recitals hereto.

“Premises” has the meaning provided in the Recitals hereto.

“Proceeding” has the meaning provided in Section 10(c) hereof.

“Property Manager” means Global Hotel Group & Management LLC, a Georgia limited liability company, or any successor thereto as property manager of the Premises.

“Protective Advances” means all sums advanced for the purpose of payment of real estate taxes (including special assessments or payments in lieu of real estate taxes), maintenance costs, insurance premiums, ground rents or other items (including capital expenses and leasing costs such as (without limitation) leasing commissions and tenant improvement allowances) reasonably necessary to protect the Premises or the Separate Collateral respectively, or any respective portion thereof (including, but not limited to, all reasonable attorneys’ fees, costs relating to the entry upon the Premises or any portion thereof to make repairs and the payment, purchase, contest or compromise of any encumbrance, charge or lien which in the reasonable judgment of Senior Lender or Mezzanine Lender is likely to be prior or superior to the Senior Loan Documents or the Mezzanine Loan Documents) from forfeiture, casualty, loss or waste, including, with respect to the Senior Loan or the Mezzanine Loan amounts advanced or otherwise paid by Mezzanine Lender pursuant to Section 11 hereof.

“Purchase Option Event” has the meaning provided in Section 13(a) hereof.

“Purchase Option Notice” has the meaning provided in Section 13(a) hereof.

“Qualified Manager” shall mean a property manager of the Premises which, at the time of appointment, (i) is a reputable management company having at least five (5) years’ experience in the management of commercial properties with similar uses as the Premises and in the jurisdiction in which the Premises are located, (ii) has, for at least five (5) years prior to its engagement as property manager, managed at least five (5) properties of the same property type as the Premises, (iii) at the time of its engagement as property manager has leasable square footage of the same property type as the Premises equal to or greater than the lesser of (A) 1,000,000 leasable square feet and (B) five (5) times the leasable square feet of the Premises, (iv) is not the subject of a bankruptcy or similar insolvency Proceeding, (v) is not an Affiliate of the Borrower, and (vi) that shall have entered into a management agreement in form and substance substantially similar to the form and substance of the Management Agreement in effect on the closing date of the Senior Loan or as otherwise reasonably acceptable to Senior Lender and an assignment of management agreement and subordination of management fees substantially in the form of the subordination agreement delivered by the Manager of the Premises in connection with the closing of the Senior Loan, or such other form as is reasonably acceptable to Senior Lender.

“Qualified Transferee” means (i) Mezzanine Lender or any Affiliate thereof, provided that to the extent such Person does not satisfy the Eligibility Requirements, any Affiliate of such Person satisfying clause (i) of the Eligibility Requirements has delivered to Senior Lender the Credit Support Documentation, (ii) intentionally omitted, (iii) intentionally omitted, or (iv) one or more of the following (other than a member of the Borrower Group or an Affiliate thereof):

(A)       a real estate investment trust, bank, saving and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan, provided that any such Person referred to in this clause (A) satisfies the Eligibility Requirements;

(B)       an investment company, money management firm or “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, or an institutional “accredited investor” within the meaning of Regulation D under the Securities Act of 1933, as amended, provided that any such Person referred to in this clause (B) satisfies the Eligibility Requirements;

(C)       an institution substantially similar to any of the foregoing entities described in clauses (iv)(A) or (iv)(B) that satisfies the Eligibility Requirements;

(D)       any entity Controlled by, Controlling or under common Control with any of the entities described in clause (i), (ii), (iii), or clauses (iv)(A), (iv)(B) or (iv)(C) above or (iv)(F) below that satisfies the Eligibility Requirements;

(E)       a Qualified Trustee (or in the case of an issuer of collateralized debt obligations (“CDO(s)”), a single purpose bankruptcy remote entity that contemporaneously pledges all or a portion of its interest in the Mezzanine Loan or a participation interest therein to a Qualified Trustee) in connection with (A) a securitization of, (B) the creation of CDOs secured by, or (C) a financing through an “owner trust” of, the Mezzanine Loan or any interest therein (any of the foregoing, a “Securitization Vehicle”), provided that (1) one (1) or more classes of securities issued by such Securitization Vehicle is initially rated at least investment grade by each of the Rating Agencies that assigned a rating to one or more classes of securities issued in connection with a Securitization, it being understood that with respect to any Rating Agency that assigned such a rating to the securities issued by such Securitization Vehicle, a Rating Agency Confirmation will not be required in connection with a transfer of the Mezzanine Loan or a participation interest therein to such Securitization Vehicle; (2) in the case of a Securitization Vehicle that is not a CDO, the special servicer of such Securitization Vehicle has a Required Special Servicer Rating at the time of Transfer and the related transaction documents for such Securitization Vehicle require that any successor have the Required Special Servicer Rating (such entity, an “Approved Servicer”) and such Approved Servicer is required to service and administer the Mezzanine Loan or any interest therein in accordance with servicing arrangements for the assets held by the Securitization Vehicle that require such Approved Servicer to act in accordance with a servicing standard notwithstanding any contrary direction or instruction from any other Person; or (3) in the case of a Securitization Vehicle that is a CDO, the CDO Asset Manager (and, if applicable, each Intervening Trust Vehicle that is not administered and managed by a Qualified Trustee or a CDO Asset Manager that is a Qualified Transferee) is a Qualified Transferee under clauses (i), (iv)(A), (iv)(B), (iv)(C), (iv)(D) or (iv)(F) of this definition;

(F)       an investment fund, limited liability company, limited partnership or general partnership (a “Permitted Investment Fund”) where a Permitted Fund Manager or an entity that is otherwise a Qualified Transferee under clauses (iv)(A), (B), (C) or (D) of this definition investing through a fund with committed capital of at least $250,000,000 acts as the general partner, managing member or fund manager and at least 50% of the equity interests in such Permitted Investment Fund are owned, directly or indirectly, by one or more of the following: the Mezzanine Lender, a Qualified Transferee under clauses (iv)(A), (B), (C) or (D) of this definition, an institutional “accredited investor” within the meaning of Regulation D promulgated under the Securities Act of 1933, as amended, and/or a “qualified institutional buyer” or both within the meaning of Rule 144A promulgated under the Securities Exchange Act of 1934, as amended, provided such institutional “accredited investors” or “qualified institutional buyers” that are used to satisfy the 50% test set forth in this clause (F) satisfy the financial tests in clause (i) of the definition of Eligibility Requirements;

(G)       any Person that is a Qualified Transferee (pursuant to any of the foregoing clauses) but is acting in any agency capacity in connection with a lending syndicate, so long as more than fifty percent (50%) of the lenders in the lending syndicate (by loan balance or committed loan amounts) are Qualified Transferees; or

(H)       any other lender or Person (including opportunity funds) that has been approved as a Qualified Transferee by the Rating Agencies pursuant to this Agreement.

Notwithstanding anything to the contrary contained in this definition of Qualified Transferee, in no event shall Borrower or Mezzanine Borrower or any Affiliate of Borrower or Mezzanine Borrower be deemed or permitted to be a “Qualified Transferee” for the purposes of this Agreement.

“Qualified Trustee” means (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority, (ii) an institution insured by the Federal Deposit Insurance Corporation or (iii) an institution whose long-term senior unsecured debt is rated either of the then in effect top two rating categories of each of the Rating Agencies.

“Rating Agencies” shall mean, prior to the final Securitization, Moody’s, S&P, Morningstar, DBRS and Fitch or any other nationally-recognized statistical rating agency which has been designated by Senior Lender and, after the final Securitization, shall mean any of the foregoing that have rated any of the Certificates.

“Rating Agency Confirmation” means each of the Rating Agencies shall have confirmed in writing that the occurrence of the event with respect to which such Rating Agency Confirmation is sought shall not result in a downgrade, qualification or withdrawal of the applicable rating or ratings ascribed by such Rating Agency to any of the Certificates then outstanding. For the purposes of this Agreement, if any Rating Agency shall, in writing, waive, decline or refuse to review or otherwise engage any request for Rating Agency Confirmation hereunder, such waiver, declination, or refusal shall be deemed to eliminate, for such request only, the condition that a Rating Agency Confirmation by such Rating Agency (only) be obtained for purposes of this Agreement and, in such circumstances, the written consent of Senior Lender (not to be unreasonably withheld or delayed) shall be substituted for such Rating Agency Confirmation from such Rating Agency (only). In the event that no Certificates are outstanding or the Senior Loan is not part of a Securitization, any action that would otherwise require a Rating Agency Confirmation shall require the consent of the Senior Lender, which consent shall not be unreasonably withheld or delayed.

“Redirection Notice” has the meaning provided in Section 15 hereof.

“Required Special Servicer Rating” means (i) a rating of “CSS3” in the case of Fitch, (ii) on S&P’s Select Servicer List as a US Commercial Mortgage Special Servicer in the case of S&P, (iii) in the case of Moody’s, such special servicer is acting as special servicer in a commercial mortgage loan securitization that was rated by Moody’s within the twelve (12) month period prior to the date of determination, and Moody’s has not downgraded or withdrawn the then-current rating on any class of commercial mortgage securities or placed any class of commercial mortgage securities on watch citing the continuation of such special servicer as special servicer of such commercial mortgage securities as the reason for such downgrade or withdrawal, (iv) in the case of Morningstar, such special servicer has a ranking by Morningstar equal to or higher than “MOR CS3” as a special servicer, such special servicer is acting as special servicer in a commercial mortgage loan securitization that was rated by a Rating Agency within the twelve (12) month period prior to the date of determination, and Morningstar has not downgraded or withdrawn the then-current rating on any class of commercial mortgage securities or placed any class of commercial mortgage securities on watch citing the continuation of such special servicer as special servicer of such commercial mortgage securities and (v) in the case of DBRS, if currently acting as a special servicer on a deal or transaction level basis for all or a significant portion of the related mortgage loans in other commercial mortgage loan securitizations, certifies that DBRS has not, with respect to any such other commercial mortgage loan securitization (A) qualified, downgraded or withdrawn, its rating or ratings of one or more classes of such commercial mortgage securities or (B) placed one or more such classes on “watch status” in contemplation of a ratings downgrade or withdrawal and, in the case of clauses (A) or (B), cited servicing concerns with the special servicer as the sole or material factor in such rating action. The requirement of any rating agency that is not a Rating Agency shall be disregarded.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“Securitization” means the sale or securitization of the Senior Loan (or any portion thereof) in one or more transactions through the issuance of securities, which securities may be assigned ratings by the Rating Agencies.

“Senior Guaranty” means that certain Guaranty of Recourse Obligations made by Subhash Patel and Vijaykumar Patel in favor of Senior Lender as the same may be amended, restated, replaced, supplemented or modified.

“Senior Lender” has the meaning provided in the first paragraph of this Agreement.

“Senior Loan” has the meaning provided in the Recitals hereto.

“Senior Loan Agreement” has the meaning provided in the Recitals hereto.

“Senior Loan Cash Management Agreement” means any cash management agreement or agreements executed in connection with, or cash management provisions of, the Senior Loan Documents.

“Senior Loan Default Notice” has the meaning provided in Section 11(a) hereof.

“Senior Loan Documents” means the Senior Loan Agreement, the Senior Note and the Senior Mortgage, together with the instruments and documents set forth on Exhibit B hereto, as any of the foregoing may be modified, amended, extended, supplemented, restated or replaced from time to time, subject to the limitations and agreements contained in this Agreement.

“Senior Loan Guarantor” has the meaning set forth in Section 5(b) hereof.

“Senior Loan Liabilities” shall mean, collectively, all of the indebtedness, liabilities and obligations of Borrower evidenced by the Senior Loan Documents and all amounts due or to become due pursuant to the Senior Loan Documents, including interest thereon and any other amounts payable in respect thereof or in connection therewith, including, without limitation, any late charges, default interest, prepayment fees or premiums, exit fees, advances and post-petition interest.

“Senior Loan Modification” has the meaning provided in Section 7(a) hereof.

“Senior Mortgage” has the meaning provided in the Recitals hereto.

“Senior Note” has the meaning provided in the Recitals hereto.

“Separate Collateral” means (i) the Equity Collateral, (ii) the accounts (and monies therein from time to time) established pursuant to the Mezzanine Loan Documents, (iii) the UCC Policy and the mezzanine endorsement to the owner’s title insurance policy issued in connection with the Mezzanine Loan, (iv) the Mezzanine Guaranty, and (v) any other collateral, including any guaranty, indemnity, interest rate cap or other hedging agreements, given as security for the Mezzanine Loan pursuant to the Mezzanine Loan Documents, in each case not directly constituting security for the Senior Loan.

“SPE Constituent Entity” means, individually and collectively, Shiv Savannah Mortgage, LLC, Hare Krishna Augusta Mortgage, LLC, Hare Krishna Chamblee Mortgage, LLC and Hare Krishna Greenville Mortgage, LLC, each a Delaware limited liability company.

“Transfer” means any assignment, pledge, conveyance, sale, transfer, mortgage, encumbrance, grant of a security interest, issuance of a participation interest, or other disposition, (including, without limitation, pursuant to a foreclosure or deed or assignment-in-lieu thereof) either directly or indirectly, by operation of law or otherwise. The assignment, pledge, conveyance, sale, transfer, mortgage, encumbrance, grant of a security interest in, issuance of a participation interest or other disposition of a direct or indirect equity interest in Mezzanine Lender shall be deemed a “Transfer” of Mezzanine Lender’s interest in the Mezzanine Loan for all purposes herein. “Transferred” and “Transferring” shall have the respective correlative meanings thereto.

(b)   For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(i)            all capitalized terms defined in the recitals to this Agreement shall have the meanings ascribed thereto whenever used in this Agreement and the terms defined in this Agreement have the meanings assigned to them in this Agreement, and the use of any gender herein shall be deemed to include the other genders;

(ii)            terms not otherwise defined herein shall have the meaning assigned to them in the Senior Loan Agreement;

(iii)            all references in this Agreement to designated Sections, Subsections, Paragraphs, Articles, Exhibits, Schedules and other subdivisions or addenda without reference to a document are to the designated sections, subsections, paragraphs and articles and all other subdivisions of and exhibits, schedules and all other addenda to this Agreement, unless otherwise specified;

(iv)            a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall apply to Paragraphs and other subdivisions;

(v)            the terms “includes” or “including” shall mean without limitation by reason of enumeration;

(vi)            the words “herein”, “hereof”, “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision;

(vii)            the words “to Mezzanine Lender’s knowledge” or “to the knowledge of Mezzanine Lender” (or words of similar meaning) shall mean to the actual knowledge of officers of Mezzanine Lender with direct oversight responsibility for the Mezzanine Loan without independent investigation or inquiry and without any imputation whatsoever; and

(viii)            the words “to Senior Lender’s knowledge” or “to the knowledge of Senior Lender” (or words of similar meaning) shall mean to the actual knowledge of officers of Senior Lender with direct oversight responsibility for the Senior Loan without independent investigation or inquiry and without any imputation whatsoever.

Section 2.                Approval of Loans and Loan Documents.(a)Mezzanine Lender hereby acknowledges that (i) it has received and reviewed and, subject to the terms and conditions of this Agreement, hereby consents to and approves of the making of the Senior Loan and, subject to the terms and provisions of this Agreement, all of the terms and provisions of the Senior Loan Documents, (ii) the execution, delivery and performance of the Senior Loan Documents will not constitute a default or an event which, with the giving of notice or the lapse of time, or both, would constitute a default under the Mezzanine Loan Documents, (iii) Senior Lender is under no obligation or duty to, nor has Senior Lender represented that it will, see to the application of the proceeds of the Senior Loan by Borrower or any other Person to whom Senior Lender disburses such proceeds, and (iv) any application or use of the proceeds of the Senior Loan for purposes other than those provided in the Senior Loan Documents shall not affect, impair or defeat the terms and provisions of this Agreement or the Senior Loan Documents.

(b)   Senior Lender hereby acknowledges that (i) it has received and reviewed, and, subject to the terms and conditions of this Agreement, hereby consents to and approves of the making of the Mezzanine Loan and, subject to the terms and provisions of this Agreement, all of the terms and provisions of the Mezzanine Loan Documents, (ii) the execution, delivery and performance of the Mezzanine Loan Documents will not constitute a default or an event which, with the giving of notice or the lapse of time, or both, would constitute a default under the Senior Loan Documents, (iii) Mezzanine Lender is under no obligation or duty to, nor has Mezzanine Lender represented that it will, see to the application of the proceeds of the Mezzanine Loan by Mezzanine Borrower or any other Person to whom Mezzanine Lender disburses such proceeds and (iv) any application or use of the proceeds of the Mezzanine Loan for purposes other than those provided in the Mezzanine Loan Documents shall not affect, impair or defeat the terms and provisions of this Agreement or the Mezzanine Loan Documents. Senior Lender hereby acknowledges and agrees that any conditions precedent to Senior Lender’s consent to mezzanine financing as set forth in the Senior Loan Documents or any other agreements with the Borrower, as they apply to the Mezzanine Loan Documents or the making of the Mezzanine Loan, have been either satisfied or waived.

Section 3.                Representations and Warranties. (a) Mezzanine Lender hereby represents and warrants as follows:

(i)            Exhibit C attached hereto and made a part hereof is a true, correct and complete listing of all of the Mezzanine Loan Documents as of the date hereof. To Mezzanine Lender’s knowledge, there currently exists no default or event which, with the giving of notice or the lapse of time, or both, would constitute a default under any of the Mezzanine Loan Documents.

(ii)            Mezzanine Lender is the legal and beneficial owner of the entire Mezzanine Loan free and clear of any lien, security interest, option or other charge or encumbrance, other than any lien or security interest granted to any Loan Pledgee (as hereinafter defined) as contemplated by the provisions of Section 15 hereof.

(iii)            There are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived.

(iv)            Mezzanine Lender has, independently and without reliance upon Senior Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.

(v)            Mezzanine Lender is duly organized and is validly existing under the laws of the jurisdiction under which it was organized with full power to execute, deliver, and perform this Agreement and consummate the transactions contemplated hereby.

(vi)            All actions necessary to authorize the execution, delivery, and performance of this Agreement on behalf of Mezzanine Lender have been duly taken, and all such actions continue in full force and effect as of the date hereof.

(vii)            Mezzanine Lender has duly executed and delivered this Agreement and this Agreement constitutes the legal, valid, and binding agreement of Mezzanine Lender enforceable against Mezzanine Lender in accordance with its terms subject to (x) applicable bankruptcy, reorganization, insolvency and moratorium laws, and (y) general principles of equity which may apply regardless of whether a proceeding is brought in law or in equity.

(viii)            To Mezzanine Lender’s knowledge, no consent of any other Person and no consent, license, approval, or authorization of, or exemption by, or registration or declaration or filing with, any governmental authority, bureau or agency is required in connection with the execution, delivery or performance by Mezzanine Lender of this Agreement or consummation by Mezzanine Lender of the transactions contemplated by this Agreement.

(ix)            None of the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated by this Agreement will (v) violate or conflict with any provision of the organizational or governing documents of Mezzanine Lender, (w) to Mezzanine Lender’s knowledge, violate, conflict with, or result in the breach or termination of, or otherwise give any other Person the right to terminate, or constitute (or with the giving of notice or lapse of time, or both, would constitute) a default under the terms of any contract, mortgage, lease, bond, indenture, agreement, or other instrument to which Mezzanine Lender is a party or to which any of its properties are subject, (x) to Mezzanine Lender’s knowledge, result in the creation of any lien, charge, encumbrance, mortgage, lease, claim, security interest, or other right or interest upon the properties or assets of Mezzanine Lender pursuant to the terms of any such contract, mortgage, lease, bond, indenture, agreement, franchise, or other instrument (provided, however, that Mezzanine Lender shall have the right to grant a lien, charge, encumbrance, claim or security interest in the Mezzanine Loan or any portion thereof to a Loan Pledgee as contemplated by the provisions of Section 15 hereof), (y) violate any judgment, order, injunction, decree, or award of any court, arbitrator, administrative agency or governmental or regulatory body of which Mezzanine Lender has knowledge against, or binding upon, Mezzanine Lender or upon any of the securities, properties, assets, or business of Mezzanine Lender or (z) to Mezzanine Lender’s knowledge, constitute a violation by Mezzanine Lender of any statute, law or regulation that is applicable to Mezzanine Lender.

(x)            The Mezzanine Loan is not cross-defaulted with any loan other than the Senior Loan. The Premises do not secure any loan from Mezzanine Lender to Mezzanine Borrower or any other Affiliate of Borrower.

(xi)            Mezzanine Lender is (A) a Qualified Transferee and (B) not an Affiliated Mezzanine Loan Lender.

(b)   Senior Lender hereby represents and warrants as follows:

(i)            Exhibit B attached hereto and made a part hereof is a true, correct and complete listing of the Senior Loan Documents as of the date hereof. To Senior Lender’s knowledge, there currently exists no default or event which, with the giving of notice or the lapse of time, or both, would constitute a default under any of the Senior Loan Documents.

(ii)            Senior Lender is the legal and beneficial owner of the Senior Loan free and clear of any lien, security interest, option or other charge or encumbrance.

(iii)            There are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived.

(iv)            Senior Lender has, independently and without reliance upon Mezzanine Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.

(v)            Senior Lender is duly organized and is validly existing under the laws of the jurisdiction under which it was organized with full power to execute, deliver, and perform this Agreement and consummate the transactions contemplated hereby.

(vi)            All actions necessary to authorize the execution, delivery, and performance of this Agreement on behalf of Senior Lender have been duly taken, and all such actions continue in full force and effect as of the date hereof.

(vii)            Senior Lender has duly executed and delivered this Agreement and this Agreement constitutes the legal, valid, and binding agreement of Senior Lender enforceable against Senior Lender in accordance with its terms subject to (x) applicable bankruptcy, reorganization, insolvency and moratorium laws and (y) general principles of equity which may apply regardless of whether a proceeding is brought in law or in equity.

(viii)            To Senior Lender’s knowledge, no consent of any other Person and no consent, license, approval, or authorization of, or exemption by, or registration or declaration or filing with, any governmental authority, bureau or agency is required in connection with the execution, delivery or performance by Senior Lender of this Agreement or consummation by Senior Lender of the transactions contemplated by this Agreement.

(ix)            None of the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated by this Agreement will (v) violate or conflict with any provision of the organizational or governing documents of Senior Lender, (w) to Senior Lender’s knowledge, violate, conflict with, or result in the breach or termination of, or otherwise give any other Person the right to terminate, or constitute (or with the giving of notice or lapse of time, or both, would constitute) a default under the terms of any contract, mortgage, lease, bond, indenture, agreement, or other instrument to which Senior Lender is a party or to which any of its properties are subject, (x) to Senior Lender’s knowledge, result in the creation of any lien, charge, encumbrance, mortgage, lease, claim, security interest, or other right or interest upon the properties or assets of Senior Lender pursuant to the terms of any such contract, mortgage, lease, bond, indenture, agreement, franchise or other instrument, (y) violate any judgment, order, injunction, decree or award of any court, arbitrator, administrative agency or governmental or regulatory body of which Senior Lender has knowledge against, or binding upon, Senior Lender or upon any of the securities, properties, assets, or business of Senior Lender or (z) to Senior Lender’s knowledge, constitute a violation by Senior Lender of any statute, law or regulation that is applicable to Senior Lender.

(x)            The Senior Loan is not cross-defaulted with any other loan. The Premises do not secure any other loan from Senior Lender to Borrower, Mezzanine Borrower or any other Affiliate of Borrower.

Section 4.                Transfer of Mezzanine Loan or Senior Loan. (a) Mezzanine Lender shall not Transfer in the aggregate (taking into account prior Transfers) more than 49% of its beneficial interest in the Mezzanine Loan unless either (i) a Rating Agency Confirmation has been given with respect to such Transfer, in which case the related transferee shall thereafter be deemed to be a “Qualified Transferee” for all purposes of this Agreement, (ii) such Transfer is to a Qualified Transferee, (iii) such Transfer is a Pledge in compliance with the terms and conditions of Section 15 hereof, or (iv) such Transfer has been approved by Senior Lender, which approval shall not be unreasonably withheld, conditioned or delayed (provided, that any such approval may be conditioned upon the issuance of a Rating Agency Confirmation if a Rating Agency Confirmation is required pursuant to the terms of the applicable pooling and servicing agreement), in which case the related transferee shall thereafter be deemed to be a “Qualified Transferee” for all purposes of this Agreement. Any transferee of a direct interest in the Mezzanine Loan (other than (A) a participant in connection with a participation of a portion of the Mezzanine Loan or (B) a Loan Pledgee prior to its realization on its pledge) must assume in writing the obligations of Mezzanine Lender hereunder from and after such Transfer and agree to be bound by the terms and provisions hereof (and in such event the transferring Person or Persons shall be released from its or their obligations accruing under this Agreement after the date of such assumption with respect to the transferred interest). Such proposed transferee (other than a Loan Pledgee (prior to its realization on its Pledge)) shall also remake each of the representations and warranties made by Mezzanine Lender herein for the benefit of the Senior Lender; provided, that (x) in the case of the representations in Section 3(a)(i), such representations relating to the Mezzanine Loan Documents shall be limited to the knowledge of such transferee and such transferee shall not be required to make any representations regarding the existence of any default, (y) such transferee shall not be required to make any representation contained in Section 3(a)(iii), and (z) the representations contained in Section 3(a)(ii), shall only be required with respect to the portion of the Mezzanine Loan that such transferee is acquiring. Notwithstanding anything contained herein to the contrary, Mezzanine Lender may Transfer all or any portion of its beneficial interest in the Mezzanine Loan to Mezzanine Borrower or any Affiliate of Mezzanine Borrower, provided that any such Affiliated Mezzanine Loan Lender shall be subject to the provisions of Section 38 hereof.

(b)   Within five (5) Business Days after a Transfer of more than 49% (or a Transfer which when taken together with prior Transfers is a Transfer of more than 49%) of its beneficial interest in the Mezzanine Loan to a Qualified Transferee, the Mezzanine Lender shall provide to Senior Lender and, if any Certificates are outstanding, to the Rating Agencies, a certification that such Transfer was made in accordance with this Section 4, such certification to include the name and contact information of the Qualified Transferee.

(c)    If more than one Person shall hold a direct interest in the Mezzanine Loan, the holder(s) of more than 50% of the principal amount of the Mezzanine Loan (or if none of the Persons holding a direct interest own more than 50%, then the holder of a plurality of such interests) shall designate by written notice to Senior Lender one of such Persons (the “Directing Mezzanine Lender”) to act on behalf of all such Persons holding an interest in the Mezzanine

Loan. The Directing Mezzanine Lender shall have the sole right to receive any notices which are required to be given or which may be given to Mezzanine Lender pursuant to this Agreement and to exercise the rights and power given to Mezzanine Lender hereunder, including any approval rights of Mezzanine Lender; provided, that until the Directing Mezzanine Lender has been so designated, the last Person known to the Senior Lender to hold more than a 50% direct interest in the Mezzanine Loan (or if none of the Persons holding a direct interest own more than 50%, then the last Person known to the Senior Lender to hold a plurality of such interests) shall be deemed to be the Directing Mezzanine Lender. Once the Directing Mezzanine Lender has been designated hereunder, Senior Lender shall be entitled to rely on such designation until it has received written notice from the holder(s) of more than 50% of the principal amount of the Mezzanine Loan (or if none of the Persons holding a direct interest own more than 50%, then the Person holding a plurality of such interests) of the designation of a different Person to act as the Directing Mezzanine Lender.

(d)   Mezzanine Lender acknowledges that any Rating Agency Confirmation may be granted or denied by the Rating Agencies in their sole and absolute discretion and that such Rating Agencies may charge customary fees in connection with any such action, which fees shall be paid by Mezzanine Lender.

(e)    Senior Lender may, from time to time, in its sole discretion Transfer all or any of the Senior Loan or any interest therein (including, without limitation, a pledge of the Senior Loan) without the consent of Mezzanine Lender; provided that any such direct transferee (excluding any transferee that is only purchasing a participation interest in the Senior Loan) assumes in writing (or, in connection with a Securitization, provided the Transfer is made subject to) the obligations of Senior Lender hereunder accruing from and after such Transfer and (except in connection with a Securitization) agrees to be bound by the terms and provisions hereof, and notwithstanding any such Transfer or subsequent Transfer, the Senior Loan and the Senior Loan Documents shall be and remain a senior obligation in the respects set forth in this Agreement to the Mezzanine Loan and the Mezzanine Loan Documents in accordance with the terms and provisions of this Agreement. Notwithstanding anything contained herein to the contrary, Senior Lender may not Transfer all or any portion of its beneficial interest in the Senior Loan to Borrower or Mezzanine Borrower or any Affiliate of Borrower or Mezzanine Borrower unless such Transfer is in connection with a full or discounted payoff of the Senior Loan, which payoff must result in the Senior Loan being extinguished in full simultaneously with such Transfer provided, however, that (i) the aforesaid prohibition shall not apply to a Transfer in accordance with the terms of Section 13 below by Senior Lender to Mezzanine Lender or an Affiliate of Mezzanine Lender that has acquired title to the Equity Collateral, and (ii) notwithstanding the aforesaid prohibition, unless prohibited by the applicable pooling and servicing agreement, any Borrower, Mezzanine Borrower, Affiliate of Borrower or Affiliate of Mezzanine Borrower may purchase Certificates in connection with a Securitization of any part of the Senior Loan and no such purchase by Borrower, Mezzanine Borrower, Affiliate of Borrower or Affiliate of Mezzanine Borrower shall cause the trustee of any Securitization of the Senior Loan or any portion thereof (or the Securitization Vehicle holding the Senior Loan or any portion thereof) to be deemed to be an Affiliate of Borrower. If requested by Senior Lender (at Senior Lender’s expense), Mezzanine Lender shall reasonably cooperate with efforts to preserve mortgage recording tax benefits by taking an assignment of the Senior Mortgage as additional collateral for the Mezzanine Loan.

(f)    If more than one Person shall hold a direct interest in the Senior Loan, the holder(s) of more than 50% of the principal amount of the Senior Loan (or if none of the Persons holding a direct interest own more than 50%, then the holder of a plurality of such interests) shall designate by written notice to Senior Lender one of such Persons (the “Directing Senior Lender”) to act on behalf of all such Persons holding an interest in the Senior Loan. The Directing Senior Lender shall have the sole right to receive any notices which are required to be given or which may be given to Senior Lender pursuant to this Agreement and to exercise the rights and power given to Senior Lender hereunder, including any approval rights of Senior Lender; provided, that until the Directing Senior Lender has been so designated, the last Person known to the Mezzanine Lender to hold more than a 50% direct interest in the Senior Loan (or if none of the Persons holding a direct interest own more than 50%, then the last Person known to the Mezzanine Lender to hold a plurality of such interests) shall be deemed to be the Directing Senior Lender. Once the Directing Senior Lender has been designated hereunder, Mezzanine Lender shall be entitled to rely on such designation until it has received written notice from the holder(s) of more than 50% of the principal amount of the Senior Loan (or if none of the Persons holding a direct interest own more than 50%, then the Person holding a plurality of such interests) of the designation of a different Person to act as the Directing Senior Lender. Notwithstanding the foregoing, in the event of a syndication or Securitization of the Senior Loan, the Directing Senior Lender shall be designated in accordance with the terms of any co-lender agreement or pooling and servicing agreement entered into in connection with such syndication or Securitization, and shall have the rights afforded to it thereunder.

Section 5.                Foreclosure of Separate Collateral. (a) Mezzanine Lender shall not exercise any rights it may have under the Pledge Agreement and the other Mezzanine Loan Documents or applicable law with respect to a foreclosure or other realization upon the Equity Collateral (including, without limitation, obtaining title to the Equity Collateral or selling or otherwise transferring the Equity Collateral) without a Rating Agency Confirmation unless (i) the transferee of title to the Equity Collateral is a Qualified Transferee, (ii) the Premises will be managed by a Qualified Manager within thirty (30) days after the transfer of title to the Equity Collateral, and (iii) if not in place prior to the transfer of title to the Equity Collateral, hard cash management and adequate reserves for taxes, insurance, debt service, ground rents, capital repair and improvement expenses, tenant improvement expenses and leasing commissions and operating expenses will be implemented under the Senior Loan promptly after the transfer of title to the Equity Collateral (upon the same terms and conditions set forth in the Senior Loan Documents as of the date hereof); provided, that the implementation of such hard cash management and reserves would not cause a “significant modification” of the Senior Loan, as such term is defined in Treasury Regulations Section 1.860G-2(b). Additionally, if a non-consolidation opinion was delivered in connection with the closing of the Senior Loan, the transferee of the Equity Collateral shall deliver a new non-consolidation opinion relating to the transferee acceptable to the Rating Agencies within fifteen (15) Business Days after the transfer of title to the Equity Collateral. The Mezzanine Lender shall provide notice of the transfer and an officer’s certificate from an officer of Mezzanine Lender certifying that all conditions set forth in this Section 5(a) have been (or will be) satisfied to Senior Lender and the Rating Agencies upon consummation of any transfer of the Equity Collateral pursuant to this Section 5(a). Senior Lender may request reasonable evidence that the foregoing requirements have been satisfied. Additionally, as a condition precedent to the completion of a foreclosure or other realization upon the Equity Collateral, (A) an Acceptable New Guarantor (hereinafter defined)

shall, at its own cost and expense, (i) execute and deliver to Senior Lender, a guaranty (each, a “New Guaranty”), in each case, in a form substantially similar to the Senior Guaranty, pursuant to which the Acceptable New Guarantor shall undertake the obligations set forth therein with respect to events first arising from and after the date of such transfer of title to the Equity Collateral, and (ii) if there are Certificates then outstanding, deliver (or cause to be delivered) to Senior Lender and each Rating Agency, an opinion of counsel that the issuance by the Acceptable New Guarantor of a New Guaranty and/or substitution of the original guarantor and the original Senior Guaranty with a substitute Acceptable New Guarantor and a substitute New Guaranty, would not cause a “significant modification” of the Senior Loan, as such term is defined in Treasury Regulations Section 1.860G-2(b), (B) Acceptable New Guarantor shall, at its own cost and expense, (i) execute and deliver to Senior Lender, such indemnities, pledge agreements or other agreements as are necessary to provide for the obligations of such obligor, in each case in a form substantially similar to the indemnities, pledge agreements or other agreements entered into in connection the origination of the Senior Loan (each such indemnity, pledge agreement or other agreement, other than the Senior Guaranty, a “Third Party Agreement”), pursuant to which the Acceptable New Guarantor shall undertake the obligations set forth in such Third Party Agreements with respect to events first arising from and after the date of such transfer of title to the Equity Collateral, and (ii) if there are Certificates then outstanding, deliver (or cause to be delivered) to Senior Lender and each Rating Agency, an opinion of counsel that the issuance by the Acceptable New Guarantor of a Third Party Agreement and/or the substitution of the original obligor and such original guaranty, indemnity or agreement with a substitute Third Party Agreement, would not cause a “significant modification” of the Senior Loan, as such term is defined in Treasury Regulations Section 1.860G-2(b), and (C) all defaults under the Senior Loan which remain uncured prior to the commencement of any Equity Collateral Enforcement Action shall have been cured by the Qualified Transferee prior to or simultaneously with (and as a condition precedent to) the occurrence of such Equity Collateral Enforcement Action, except for non-monetary defaults that are not susceptible of being cured by such Qualified Transferee, so long as such non-monetary defaults which are not susceptible of being cured do not materially impair the value, use or operation of the Premises or Senior Lender’s interests, rights and remedies under the Senior Loan Documents. As used herein, an “Acceptable New Guarantor” means a Person that owns a direct or indirect ownership interest in the transferee of title to the Equity Collateral that (i) satisfies the net worth and/or liquid asset threshold tests provided in the Senior Guaranty, or if the Senior Guaranty does not so provide, such Person shall have a Net Worth equal to or greater than the Net Worth of guarantors/indemnitors of mortgage loans owned by the Senior Lender that are of a similar size and type to the Senior Loan, (ii) is Controlled by a Qualified Transferee; (iii) has never been indicted or convicted for a Patriot Act Offense and is not on any Government List (as such terms are defined in the Senior Loan Agreement), and (iv) is not then the subject of a voluntary or involuntary (to the extent the same has not been discharged) bankruptcy proceeding.

(b)   Nothing contained herein shall limit or restrict the right of Mezzanine Lender to exercise its rights and remedies, at law, in equity or otherwise, in order to realize on any Separate Collateral that is not Equity Collateral and to apply the proceeds therefrom as it deems appropriate in its discretion, including exercising any remedy against any guarantor pursuant to any guaranty or indemnity granted to Mezzanine Lender. Notwithstanding anything to the contrary contained in this Agreement, if a guarantor under a Senior Guaranty (each, a “Senior

Loan Guarantor”) has agreed to be personally liable for any obligations of Mezzanine Borrower to Mezzanine Lender or Senior Loan Guarantor is otherwise a party to any Mezzanine Loan Document, then Mezzanine Lender, may commence an action or proceeding against such Senior Loan Guarantor in connection with the Mezzanine Loan or otherwise seek to collect any amounts or otherwise assert or enforce any judgement against such Senior Loan Guarantor in connection with the Mezzanine Loan (a “Guaranty Claim”), provided, however, Mezzanine Lender agrees not to commence an enforcement of a judgment against a Senior Loan Guarantor unless it has provided prior written notice to Senior Lender thereof and (i) for so long as Senior Lender is exercising any rights and remedies that it may have against such Senior Loan Guarantor under any such Senior Loan guaranty with respect to the same action, omission, event or occurrence that gave rise to the Guaranty Claim, or (ii) if Senior Lender has notified Mezzanine Lender in writing that Senior Lender has a claim against such Senior Loan Guarantor based on the same action, omission, event or occurrence that gave rise to the Guaranty Claim and Senior Lender commences any action regarding such claim within forty-five (45) days after the delivery of such notice, then Mezzanine Lender shall not pursue the enforcement of any judgments against such Senior Loan Guarantor pursuant to this Section 5(b) (but shall not be precluded from obtaining a judgment in any event) nor accept or receive payments in respect of a Guaranty Claim prior to the date that all obligations of such Senior Loan Guarantor to Senior Lender under any Senior Guaranty are paid in full pursuant to this Section 5(b) and any enforcement actions, judgments and payments related to such Guaranty Claim shall be subordinate to the rights and claims of Senior Lender, provided further that, in each case, Mezzanine Lender is subrogated to such claim of Senior Lender. In the event Mezzanine Lender receives any payment contrary to the provisions of this Section 5(b), any such payment shall be promptly paid over to Senior Lender.

(c)    In the event Mezzanine Lender (or its designee or nominee) or any purchaser that is a Qualified Transferee at a UCC sale obtains title to the Separate Collateral, Senior Lender hereby acknowledges and agrees that (i) any such Transfer shall not constitute a breach, default or Event of Default under the Senior Loan Documents and the Senior Loan shall not become due solely as a result of such Transfer, provided the conditions in this Section 5 are met and all reasonable expenses incurred by Senior Lender directly in connection with such Transfer shall be paid by Mezzanine Lender and/or any such Qualified Transferee, (ii) any transfer or assumption fee in the Senior Loan Agreement shall be waived in connection with such Transfer and (iii) Senior Lender shall be deemed to have consented to (x) such Transfer and the admission of Mezzanine Lender or its designee or nominee or such purchaser that is a Qualified Transferee at a UCC sale as the member of Borrower and (y) the amendment of the Senior Loan Documents to reflect the revised organizational structure of Borrower, so long as such revised structure continues to render Borrower a single purpose bankruptcy remote entity as required by the Senior Loan Documents. Senior Lender also acknowledges and agrees that the requirement to cure any Default or Event of Default (including, without limitation, the failure to pay the Senior Loan in full on the maturity date thereof) shall not be a condition precedent hereunder to the consummation of any such Transfer in accordance with the terms hereof, provided, however, that nothing in this sentence is intended to be a waiver of or by Senior Lender of any such Default or Event of Default or any rights and remedies, at law or in equity, Senior Lender may have relating thereto pursuant to the Senior Loan Documents. Senior Lender further acknowledges and agrees that it will not impose any unreasonable fees or delays in connection with such Transfer.

(d)   Notwithstanding anything to the contrary in the Senior Loan Documents, in the event that Mezzanine Lender (or its nominee or designee) forecloses or otherwise realizes on the Equity Collateral in accordance with the terms and provisions of this Agreement, thereafter Mezzanine Lender or such designee or nominee, in the capacity as the managing member of Borrowers, shall have the right without the consent of any Person, to amend the operating agreements of Borrowers and any managing members of Borrowers to expressly permit any transfers that are permitted under the Senior Loan Documents. Mezzanine Lender shall promptly deliver to Senior Lender certified copies of any and all amendment documents executed in accordance with the foregoing.

(e)    The Qualified Transferee that acquires the Equity Collateral in accordance with the provisions and conditions of this Agreement shall acquire the same subject to the Senior Loan and the terms, conditions and provisions of the Senior Loan Documents for the balance of the term thereof, which shall not be accelerated by Senior Lender solely due to such acquisition and shall remain in full force and effect; provided, however, that such Qualified Transferee shall have caused Borrower to reaffirm in writing, subject to such exculpatory provisions as shall be set forth in the Senior Loan Documents, all of the terms, conditions and provisions of the Senior Loan Documents on Borrower’s part to be performed.

(f)    In the event of a Transfer of the Equity Collateral pursuant to the provisions of this Section 5, the transferee of such Equity Collateral shall (i) have the right to cure within ninety (90) days any non-monetary default under the Senior Loan that remains uncured as of the date of such Transfer and was not susceptible to cure by Mezzanine Lender without foreclosure of the Equity Collateral, so long as (A) such transferee is continuously and diligently pursuing a cure of such non-monetary default, (B) such default is not caused by a Proceeding of Borrower, and (C) during the period in which such transferee is pursuing such cure in accordance with this Section 5(f), there is no material impairment to the value, use or operation of the Premises taken as a whole as reasonably determined by Senior Lender in good faith as a result of such non-monetary default (unless such non-monetary default is of a nature that cannot be cured within such ninety (90) days, in which case, Mezzanine Lender shall have such additional time as is reasonably necessary to cure such non-monetary default, and provided that, (I) nothing in this Section 5(f) is intended as (x) a waiver by Senior Lender of any such Event of Default or of any rights or remedies Senior Lender may have as a result of such Event of Default or otherwise under the Senior Loan Documents at law or in equity or (y) any agreement on the part of Senior Lender to extend the term of the Senior Loan or otherwise modify any of the Senior Loan Documents in any respect except as expressly set forth herein, and (II) there shall be no further cure period with respect to any subsequent occurrence of any such defaults on the part of such transferee after the date of the Transfer except as expressly set forth in the Senior Loan Documents), and (ii) have no obligation to cure any non-monetary default under the Senior Loan which (X) remains uncured as of the date of such Transfer, and (Y) is not susceptible of being cured by such transferee, provided that there is no material impairment to the value, use or operation of the Premises taken as a whole as reasonably determined by Senior Lender in good faith and provided, further, that there shall be no further waiver of any subsequent occurrence of any such defaults on the part of such transferee after the date of the Transfer.

(g)   Nothing contained in this Section 5 is intended to (i) limit a Loan Pledgee’s rights under its financing documents with Mezzanine Lender to foreclose against Mezzanine

Lender, provided that Loan Pledgee complies with the applicable provisions of Section 15, or (ii) if any such Loan Pledgee has foreclosed under its financing documents as aforesaid, to limit such Loan Pledgee’s right to foreclose against the mezzanine Borrower’s interest in the Equity Collateral, provided that Loan Pledgee complies with the applicable provisions of this Section 5.

Section 6.                Notice of Rating Confirmation. Mezzanine Lender promptly shall notify Senior Lender of any intended action relating to the Mezzanine Loan which would require Rating Agency Confirmation pursuant to this Agreement and shall cooperate with Senior Lender in obtaining such confirmation. Senior Lender promptly shall notify Mezzanine Lender of any intended action relating to the Senior Loan which would require Rating Agency Confirmation pursuant to this Agreement and shall cooperate with Mezzanine Lender in obtaining such confirmation. The party whose actions necessitate or require Rating Agency Confirmation shall pay all fees and expenses of the Rating Agencies in connection with such request.

Section 7.                Modifications, Amendments, Etc.

(a)    Senior Lender shall have the right without the consent of Mezzanine Lender in each instance to enter into any amendment, deferral, extension, modification, increase, renewal, replacement, consolidation, supplement or waiver (collectively, a “Senior Loan Modification”) of the Senior Loan or the Senior Loan Documents provided that no such Senior Loan Modification shall (i) increase the interest rate or principal amount (except for increases in principal to cover Protective Advances) of the Senior Loan, (ii) increase in any other material respect any monetary obligations of Borrower under the Senior Loan Documents, (iii) extend or shorten the scheduled maturity date of the Senior Loan (except that Senior Lender may permit Borrower to exercise any extension options in accordance with the terms and provisions of the Senior Loan Documents), (iv) convert or exchange the Senior Loan into or for any other indebtedness or subordinate any of the Senior Loan to any indebtedness, (v) amend or modify the provisions limiting transfers of direct or indirect interests in the Borrower or the Premises, (vi) waive, modify or amend (other than to correct a scrivener’s error) the terms and provisions of the Senior Loan Cash Management Agreement or any of the other Senior Loan Documents with respect to the manner, timing, priority, amounts, conditions for release or methods of the application of payments or reserves under the Senior Loan Documents, (vii) cross default the Senior Loan with any other indebtedness, (viii) consent to a higher strike price with respect to any new or extended interest rate cap agreement entered into in connection with the extended term of the Senior Loan or waive any requirement for any future or replacement cap agreement, (ix) obtain any direct or indirect equity interest, contingent interest, additional interest or so-called “kicker” measured on the basis of the cash flow or appreciation of the Premises, (or other similar equity participation), (x) extend the period during which voluntary prepayments are prohibited or during which prepayments require the payment of a prepayment fee or premium or yield maintenance charge or increase the amount of any such prepayment fee, premium or yield maintenance charge, (xi) release the lien on all or any material portion of the Premises or the Leases and Rents (each as defined in the Senior Loan Documents) or any other material portion of the collateral originally granted under the Senior Loan Documents (except as may be required in accordance with the terms of the Senior Loan Documents), (xii) impose any financial covenants on Borrowers (or if such covenants exist, impose more restrictive financial covenants on Borrowers), (xiii) modify, amend or add any default provision, including the definitions of “Default” and “Event of Default”, or delete or shorten any notice, cure or grace periods available to Borrower, (xiv) waive or materially modify or amend any material insurance requirements (including any deductibles, limits, qualifications of insurers or terrorism insurance requirements), or any material casualty or condemnation provisions, (xv) impose any new or additional fees on Borrower that would be required to be paid on a periodic or regular basis that are not provided for in the Senior Loan Documents in effect on the date hereof, (xvi) waive, amend or modify in any material respect any requirement of Borrower with respect to alterations under the Senior Loan Agreement, (xvii) release in any material respect any guarantor under any Senior Guaranty, (xviii) intentionally omitted, (xix) modify or amend the definitions of “Cash Management Period”, “Debt Service Coverage Ratio” or “Net Operating Income” (as such terms are defined in the Senior Loan Agreement), and any of the terms used within such definitions or the covenants relating thereto, in effect on the date hereof, or (xx) spread the lien of the Senior Mortgage to encumber additional real property, or otherwise accept a grant of lien on or a security interest in any collateral or any property of Borrower or any other Person not originally granted or contemplated to be granted under the Senior Loan Documents(except to the extent expressly contemplated by the Senior Loan Documents) provided, however, that after the later of (I) expiration of the applicable Monetary Cure Period or Non-Monetary Cure Period, and (II) the date that is thirty (30) days after Mezzanine Lender has been given notice of a Purchase Option Event, as applicable, Senior Lender shall not be obligated to obtain Mezzanine Lender’s consent to a Senior Loan Modification in the case of a work-out or other surrender, extension, compromise, release, renewal, or indulgence relating to the Senior Loan during the existence of a Continuing Senior Loan Event of Default, except that under no circumstance shall modifications as described in clause (i) (with respect to increases in principal amount only), clause (v) (to the extent such modification would cause the exercise of remedies and realization upon the Equity Collateral by Mezzanine Lender or a Loan Pledgee in accordance with the terms hereof to constitute an Event of Default under the Senior Loan Documents), clause (x) or clause (xv) (except for any workout fees or liquidation fees payable to the servicer of the Senior Loan following a Securitization) be made without the written consent of Mezzanine Lender, which consent shall not be unreasonably withheld, conditioned or delayed. In addition and notwithstanding the foregoing provisions of this Section 7, any amounts funded by the Senior Lender under the Senior Loan Documents as a result of (A) the making of any Protective Advances or other advances by the Senior Lender, or (B) interest accruals or accretions and any compounding thereof (including default interest), shall not be deemed to contravene this Section 7(a).

(b)   Mezzanine Lender shall have the right without the consent of Senior Lender in each instance to enter into any amendment, deferral, extension, modification, increase, renewal, replacement, consolidation, supplement or waiver (collectively, a “Mezzanine Loan Modification”) of the Mezzanine Loan or the Mezzanine Loan Documents provided that no such Mezzanine Loan Modification shall (i) increase the interest rate or principal amount (except for increases in principal to cover Protective Advances) of the Mezzanine Loan, (ii) increase in any other material respect any monetary obligations of Mezzanine Borrower under the Mezzanine Loan Documents, (iii) extend or shorten (other than by way of acceleration) the scheduled maturity date of the Mezzanine Loan (except that Mezzanine Lender may permit Mezzanine Borrower to exercise any extension options in accordance with the terms and provisions of the Mezzanine Loan Documents), (iv) convert or exchange the Mezzanine Loan into or for any indebtedness or subordinate any of the Mezzanine Loan to any indebtedness of Mezzanine Borrower, (v) provide for any additional contingent interest, additional interest or so-called

“kicker” measured on the basis of the cash flow or appreciation of the Premises, (vi) cross default the Mezzanine Loan with any other indebtedness, (vii) accept a grant of any lien on or security interest in any collateral or property of Mezzanine Borrower or any other Person not originally granted or contemplated to be granted under the Mezzanine Loan Documents, unless (x) such collateral or property is owned by a Person other than Mezzanine Borrower or any Senior Loan Guarantor or Acceptable New Guarantor or affiliate thereof and is not collateral for the Senior Loan and (y) the consent of Senior Lender is obtained if such consent is required pursuant to the Senior Loan Documents, (viii) spread the lien and security interest of the Pledge Agreement to encumber additional collateral, (ix) amend or modify the provisions in the Mezzanine Loan Documents limiting transfers or encumbrances of interests in Borrower, Mezzanine Borrower or the Premises, (x) impose any financial covenants on Mezzanine Borrower (or if such covenants exist, impose more restrictive financial covenants on Mezzanine Borrower), (xi) modify, amend or add any default provision, including the definitions of “Default” and “Event of Default”, or delete or shorten any notice, cure or grace periods available to Mezzanine Borrower or (xii) impose any new or additional fees on Mezzanine Borrower that would be required to be paid on a periodic or regular basis that are not provided for in the Mezzanine Loan Documents in effect on the date hereof. Notwithstanding anything to the contrary contained herein, if an Event of Default exists under the Mezzanine Loan Documents, Mezzanine Lender shall be permitted to modify or amend the Mezzanine Loan Documents in connection with a work-out or other surrender, compromise, release, extension, renewal or modification of the Mezzanine Loan without the Senior Lender’s consent except that under no conditions shall modifications as described in clause (i), with respect to increases in principal amounts only, clause (ii), clause (iii) (with respect to shortening the maturity only), clause (iv) or clause (v) (unless the Kicker Conditions have been satisfied) be made without the written consent of the Senior Lender, which consent shall not be unreasonably withheld, conditioned or delayed. In addition and notwithstanding the foregoing provisions of this Section 7(b), the following shall not be deemed to contravene this Section 7(b); (A) any amounts funded by the Mezzanine Lender under the Mezzanine Loan Documents as a result of (I) the making of any Protective Advances or other advances by the Mezzanine Lender, or (II) interest accruals or accretions and any compounding thereof (including default interest), or (B) if an Event of Default under the Mezzanine Loan Documents has occurred and is continuing and to the extent there is no Continuing Senior Loan Event of Default, any retention by Mezzanine Lender of excess net cash flow that would otherwise be payable to Borrower or application of such excess net cash flow by Mezzanine Lender to amortize the principal balance of the Mezzanine Loan.

(c)    Senior Lender shall deliver to Mezzanine Lender copies of any and all modifications, amendments, extensions, consolidations, spreaders, restatements, alterations, changes or revisions to any one or more of the Senior Loan Documents (including, without limitation, any side letters, waivers or consents entered into, executed or delivered by Senior Lender) within a reasonable time after any of such applicable instruments have been executed by Senior Lender.

(d)   Mezzanine Lender shall deliver to Senior Lender copies of any and all modifications, amendments, extensions, consolidations, spreaders, restatements, alterations, changes or revisions to any one or more of the Mezzanine Loan Documents (including, without limitation, any side letters, waivers or consents entered into, executed or delivered by Mezzanine

Lender) within a reasonable time after any of such applicable instruments have been executed by Mezzanine Lender.

Section 8.                Subordination of Mezzanine Loan and Mezzanine Loan Documents.

(a)    Except as otherwise expressly provided herein, Mezzanine Lender hereby subordinates and makes junior the Mezzanine Loan, the Mezzanine Loan Documents and the liens and security interests created thereby, and all rights, remedies, terms and covenants contained therein to (i) the Senior Loan, (ii) the liens and security interests created by the Senior Loan Documents and (iii) all of the terms, covenants, conditions, rights and remedies contained in the Senior Loan Documents, and no amendments, extensions, consolidations, supplements, replacements, restatements or modifications to the Senior Loan Documents or waivers of any provisions thereof that are permitted pursuant to Section 7(a) shall affect the subordination thereof as set forth in this Section 8(a). Mezzanine Lender hereby acknowledges and agrees that the Mezzanine Loan is not secured by a lien on the Premises or any of the other collateral securing the Senior Loan or any other assets of the Borrower.

(b)   Except with respect to the Separate Collateral, every document and instrument included within the Mezzanine Loan Documents shall be subject and subordinate to each and every document and instrument included within the Senior Loan Documents and all extensions, modifications, consolidations, supplements, amendments, replacements and restatements of and/or to the Senior Loan Documents to the extent such extensions, modifications, consolidations, supplements, amendments, replacements and restatements are permitted by the terms hereof.

(c)    This Agreement shall not be construed as subordinating and shall not subordinate or impair Mezzanine Lender’s first lien priority right, estate and interest in and to the Separate Collateral and Senior Lender hereby acknowledges and agrees that Senior Lender does not have and shall not hereafter acquire, any lien on, or any other interest whatsoever in, the Separate Collateral, or any part thereof, and that collection from any such Separate Collateral (including the sale by Mezzanine Lender of all or any of its interest in the Mezzanine Loan in accordance with the terms and conditions of this Agreement and the related sales proceeds), the exercise of remedies and realization upon the Separate Collateral by Mezzanine Lender or a Loan Pledgee and the application of proceeds therefrom (including the proceeds from any sale of Mezzanine Lender’s interest in the Mezzanine Loan) as Mezzanine Lender deems appropriate in its sole discretion are permitted hereunder in accordance with the terms and provisions of this Agreement shall not constitute a default or an Event of Default under the Senior Loan Documents. Notwithstanding anything contained in this Section 8 or elsewhere under this Agreement to the contrary, provided there is no Continuing Senior Loan Event of Default, Mezzanine Lender may, at any time, accept, retain and apply any payment from any Affiliate of Mezzanine Borrower or any other party (other than Borrower or any SPE Constituent Entity) to the extent such payment is (x) made from such Person’s own funds (or the funds of any other Affiliate of Mezzanine Borrower or any other party other than Borrower and any SPE Constituent Entity), (y) not prohibited under the terms and conditions of the Senior Loan Documents or the Mezzanine Loan Documents, and (z) not revenue derived from the Premises, insurance, condemnation proceeds, reserve/escrow amounts or the other collateral for the Senior Loan except to the extent the same was distributed or dividend to Mezzanine Borrower or

Affiliate thereof (other than a distribution or dividend in violation of applicable terms and conditions of the Senior Loan Documents).

Section 9.                Payment Subordination.

(a)    Except (i) as otherwise expressly provided in this Agreement and (ii) in connection with the exercise by Mezzanine Lender of its rights and remedies with respect to the Separate Collateral in accordance with the terms of this Agreement and the application of proceeds therefrom as Mezzanine Lender deems appropriate in its sole discretion, all of Mezzanine Lender’s rights to payment of the Mezzanine Loan and the obligations evidenced by the Mezzanine Loan Documents are hereby subordinated to all of the Senior Loan Liabilities and all of Senior Lender’s rights to payment by Borrower of the Senior Loan and the obligations secured by the Senior Loan Documents, and Mezzanine Lender shall not accept or receive payments (including, without limitation, whether in cash or other property and whether received directly, indirectly or by set-off, counterclaim or otherwise, but excluding proceeds of Separate Collateral, which proceeds may be retained by Mezzanine Lender) from Borrower and/or from the Premises prior to the date that all Senior Loan Liabilities have been paid in full. If a Proceeding shall have occurred or a Continuing Senior Loan Event of Default shall have occurred and be continuing, Senior Lender shall be entitled to receive payment and performance in full of all amounts due or to become due to Senior Lender before Mezzanine Lender is entitled to receive any payment on account of the Mezzanine Loan (other than payments with respect to the Separate Collateral, including the proceeds of any enforcement, sale or liquidation of any Separate Collateral conducted in accordance with the terms of this Agreement, which may be retained by Mezzanine Lender). All payments, prepayments or distributions upon or with respect to the Mezzanine Loan which are received by Mezzanine Lender contrary to the provisions of this Agreement or any of the Senior Loan Documents shall be received and held in trust by the Mezzanine Lender for the benefit of Senior Lender and shall be paid over to Senior Lender in the same form as so received (with any necessary endorsement) to be applied (in the case of cash) to, or held as collateral (in the case of non-cash property or securities) for, the payment or performance of the Senior Loan in accordance with the terms of the Senior Loan Documents. Nothing contained herein shall prohibit the Mezzanine Lender from making Protective Advances (and adding the amount thereof to the principal balance of the Mezzanine Loan) notwithstanding the existence of a default under the Senior Loan at such time.

(b)   Notwithstanding anything to the contrary contained in this Agreement, including, without limitation, Section 9(a):

(i)            provided that no Continuing Senior Loan Event of Default shall then exist under the Senior Loan Documents and provided that the maturity date of the Senior Loan has not occurred or been accelerated and provided further that no Proceeding shall have occurred, Mezzanine Lender may accept payments and prepayments which do not violate the terms of the Senior Loan Documents (together with any Prepayment Premium, or Exit Fee, as such terms are defined in the Mezzanine Loan Agreement) of any amounts due and payable from time to time which Mezzanine Borrower is obligated to pay Mezzanine Lender in accordance with the terms and conditions of the Mezzanine Loan Documents and Mezzanine Lender shall have no obligation to pay over to Senior Lender any such amounts;

(ii)            subject to Section 5(b), nothing contained in this Agreement shall prohibit Mezzanine Lender from accepting and retaining payments from Mezzanine Borrower, Senior Loan Guarantor or any of their Affiliates (other than Borrower) to the extent that such payments are sourced from Mezzanine Borrower’s, such Senior Loan Guarantor’s or such Affiliate’s own funds and are not directly or indirectly derived from the Premises or any other collateral for the Senior Loan or any proceeds thereof (it being understood and agreed that Mezzanine Lender shall in any event be entitled to retain funds sourced or derived from the Premises to the extent the same have previously been distributed to Mezzanine Borrower, Senior Loan Guarantor or Affiliate (other than Borrower) provided such distribution did not violate any provision of the Senior Loan Documents or this Agreement), and nothing contained in this Agreement shall prohibit Mezzanine Lender from accepting and retaining any such payment notwithstanding the existence of any Event of Default that shall then exist under the Senior Loans;

(iii)            If funds are deposited into Mezzanine Lender’s account for the Mezzanine Loan, or otherwise paid to Mezzanine Lender, Senior Lender agrees that, absent clear evidence of error, such amounts shall be deemed to have been properly paid to Mezzanine Lender and may be accepted and retained by Mezzanine Lender, provided that such funds were not deposited or otherwise paid in violation of any provision of the Senior Loan Documents or this Agreement; and

(iv)            Mezzanine Lender may accept and retain amounts received in connection with the exercise of its rights and remedies with respect to the Separate Collateral in accordance with the terms of this Agreement notwithstanding the existence of an Event of Default under the Senior Loan but subject to Section 5(b).

(c)    Mezzanine Lender may take any Equity Collateral Enforcement Action which is permitted under Section 5 hereof; provided, however, that (i) Mezzanine Lender shall, prior to commencing any Equity Collateral Enforcement Action, give the Senior Lender written notice of the default which would permit Mezzanine Lender to commence such Equity Collateral Enforcement Action, and (ii) Mezzanine Lender shall provide Senior Lender with copies of any and all material notices, pleadings, agreements, motions and briefs served upon, or delivered to any party to any Equity Collateral Enforcement Action and otherwise keep Senior Lender reasonably apprised as to the status of any Equity Collateral Enforcement Action and (iii) if and to the extent that Mezzanine Lender or any Qualified Transferee acquires all of the ownership interest in Borrower pursuant to an Equity Collateral Enforcement Action in accordance with the terms of this Agreement, then upon, from and after the vesting of title thereto, subject to Section 29 hereof, this Agreement shall terminate with respect to Mezzanine Lender or such Qualified Transferee.

(d)   In the event of a casualty to the buildings or improvements constructed on any portion of the Premises or a condemnation or taking under a power of eminent domain of all or any portion of the Premises, Senior Lender shall have a first and prior interest in and to any payments, awards, proceeds, distributions, or consideration arising from any such event (the “Award”). If the amount of the Award is in excess of all amounts owed to Senior Lender under the Senior Loan Documents, however, and either the Senior Loan has been paid in full or Borrower is entitled to a remittance of same under the Senior Loan Documents other than to restore the Premises, such excess Award or portion to be so remitted to Borrower shall, to the extent permitted in the Senior Loan Documents, be paid to or at the direction of Mezzanine Lender, unless other Persons have claimed the right to such awards or proceeds, in which case Senior Lender shall only be required to provide notice to Mezzanine Lender of such excess Award and of any other claims thereto. In the event of any competing claims for any such excess Award, Senior Lender shall continue to hold such excess Award until Senior Lender receives an agreement signed by all Persons making a claim to the excess Award or a final order of a court of competent jurisdiction directing Senior Lender as to how and to which Person(s) the excess Award is to be distributed. Notwithstanding the foregoing, in the event of a casualty or condemnation, Senior Lender shall release the Award from any such event to the Borrower if and to the extent required by the terms and conditions of the Senior Loan Documents in order to repair and restore the Premises in accordance with the terms and provisions of the Senior Loan Documents. Any portion of the Award made available to the Borrower for the repair or restoration of the Premises shall not be subject to attachment by Mezzanine Lender; provided that this shall not otherwise affect the lien, if any, that Mezzanine Lender may have on any proceeds distributed to Mezzanine Borrower in accordance herewith. Senior Lender shall use commercially reasonable efforts to promptly notify Mezzanine Lender of any requests by Borrower for a release of any portion of an Award, and provide Mezzanine Lender with any documentation delivered by Borrower to Senior Lender with respect to any such request (provided that in no event shall the failure by Senior Lender to provide such notice or documentation to Mezzanine Lender constitute a default hereunder or otherwise or impair Senior Lender’s rights and/or remedies hereunder or under the Senior Loan Documents).

Section 10.            Rights of Subrogation; Bankruptcy.

(a)    Each of Mezzanine Lender and Senior Lender hereby waives any requirement for marshaling of assets thereby in connection with any foreclosure of any security interest or any other realization upon collateral in respect of the Senior Loan Documents or the Mezzanine Loan Documents, as applicable, or any exercise of any rights of set-off or otherwise. Each of Mezzanine Lender and Senior Lender assumes all responsibility for keeping itself informed as to the condition (financial or otherwise) of Borrower, Mezzanine Borrower, the condition of the Premises and all other collateral and other circumstances and, except for notices expressly required by this Agreement, neither Senior Lender nor Mezzanine Lender shall have any duty whatsoever to obtain, advise or deliver information or documents to the other relative to such condition, business, assets and/or operations. Mezzanine Lender agrees that Senior Lender owes no fiduciary duty to Mezzanine Lender in connection with the administration of the Senior Loan and the Senior Loan Documents and Mezzanine Lender agrees not to assert any such claim. Senior Lender agrees that Mezzanine Lender owes no fiduciary duty to Senior Lender in connection with the administration of the Mezzanine Loan and the Mezzanine Loan Documents and Senior Lender agrees not to assert any such claim.

(b)   No payment or distribution to Senior Lender pursuant to the provisions of this Agreement and no Protective Advance by Mezzanine Lender shall entitle Mezzanine Lender to exercise any right of subrogation in respect thereof prior to the payment in full of the Senior Loan Liabilities, and Mezzanine Lender agrees that, except with respect to the enforcement of its remedies under the Mezzanine Loan Documents permitted hereunder, prior to the satisfaction of all Senior Loan Liabilities it shall not acquire, by subrogation or otherwise, any lien, estate, right or other interest in any portion of the Premises or any other collateral now securing the Senior Loan or the proceeds therefrom that is or may be prior to, or of equal priority to, any of the Senior Loan Documents or the liens, rights, estates and interests created thereby.

(c)    Subject to Section 30 of this Agreement, the provisions of this Agreement shall be applicable both before and after the commencement, whether voluntary or involuntary, of any case, proceeding or other action against Borrower, or any SPE Constituent Entity under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors (a “Proceeding”). For as long as the Senior Loan shall remain outstanding, Mezzanine Lender shall not, and shall not solicit any person or entity to, and shall not direct or cause Mezzanine Borrower to direct or cause either the Borrower or any entity which Controls Borrower (the “Borrower Group”) to: (i) commence any Proceeding; (ii) institute proceedings to have Borrower or any SPE Constituent Entity adjudicated a bankrupt or insolvent; (iii) consent to, or acquiesce in, the institution of bankruptcy or insolvency proceedings against Borrower or any SPE Constituent Entity; (iv) file a petition or consent to the filing of a petition seeking reorganization, arrangement, adjustment, winding-up, dissolution, composition, liquidation or other relief by or on behalf of Borrower or any SPE Constituent Entity; (v) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for Borrower or any SPE Constituent Entity, the Premises (or any portion thereof) or any other collateral securing the Senior Loan (or any portion thereof); (vi) make an assignment for the benefit of any creditor of Borrower or any SPE Constituent Entity; (vii) seek to consolidate the Premises or any other assets of the Borrower or any SPE Constituent Entity with the assets of the Mezzanine Borrower or any member of the Borrower Group in any proceeding relating to bankruptcy, insolvency, reorganization or relief of debtors; or (viii) take any action in furtherance of any of the foregoing. The terms and provisions of this Section 10(c) apply to Mezzanine Lender solely in its capacity as Mezzanine Lender. If Mezzanine Lender commences an Equity Collateral Enforcement Action against Mezzanine Borrower, and pursuant to such Equity Collateral Enforcement Action, Mezzanine Lender takes title to the Equity Collateral, from and after the date title to such Equity Collateral is vested in Mezzanine Lender, Mezzanine Lender shall be bound by the terms and provisions of the respective organizational documents of Borrower and Mezzanine Borrower regarding bankruptcy and all matters requiring the vote of the independent directors/managers/members of Mezzanine Borrower and not by the terms of this Section 10(c).

(d)   If Mezzanine Lender is deemed to be a creditor of Borrower or any SPE Constituent Entity in any Proceeding (i) Mezzanine Lender hereby agrees that it shall not make any election, give any consent, commence any action or file any motion, claim, obligation, notice or application or take any other action in any Proceeding by or against the Borrower or any SPE Constituent Entity without the prior consent of Senior Lender, except to the extent necessary to preserve or realize upon Mezzanine Lender’s interest in the Equity Collateral; provided, however, that any such filing shall not be as a creditor of the Borrower, (ii) Senior Lender may vote in any such Proceeding any and all claims of Mezzanine Lender, and Mezzanine Lender hereby appoints the Senior Lender as its agent, and grants to the Senior Lender an irrevocable power of attorney coupled with an interest, and its proxy, for the purpose of exercising any and all rights and taking any and all actions available to the Mezzanine Lender in connection with any case by or against the Borrower or any SPE Constituent Entity in any Proceeding, including without limitation, the right to file and/or prosecute any claims, to vote to accept or reject a plan, to make any election under Section 1111(b) of the Bankruptcy Code, provided with respect to any proposed plan of reorganization including Borrower, Mezzanine Borrower, or any SPE Constituent Entity (including any consolidated entity that includes Borrower, Mezzanine Borrower, or any SPE Constituent Entity) in respect of which creditors are voting, Senior Lender may vote on behalf of Mezzanine Lender only if the proposed plan of reorganization would result in Senior Lender’s claims or interests being “impaired” (as such term is defined in the Bankruptcy Code) with respect to Borrower (iii) Mezzanine Lender shall not challenge the validity or amount of any claim submitted in such Proceeding by Senior Lender in good faith or any valuations of the Premises or other Senior Loan collateral submitted by Senior Lender in good faith, in such Proceeding or take any other action in such Proceeding, which is adverse to Senior Lender’s enforcement of its claim or receipt of adequate protection (as that term is defined in the Bankruptcy Code); (iv) Mezzanine Lender waives any right to object to, and shall be deemed to have consented to: (A) Borrower’s use of any cash collateral to the extent of any consent thereto given by Senior Lender, (B) any request by Senior Lender for adequate protection (as that term is defined in the Bankruptcy Code), (C) any debtor-in-possession financing provided to Borrower by Senior Lender, by any Affiliate of Senior Lender, or by any third party with Senior Lender’s consent, (D) any motion by Senior Lender for dismissal of the Proceeding or for relief from the automatic stay (as defined in the United States Bankruptcy Code), (E) any request by Senior Lender for post-petition interest, and (F) any sale of Borrower’s assets to the extent that Senior Lender has consented thereto, and (v) without Senior Lender’s consent, Mezzanine Lender shall not, and waives any and all rights to: (A) request adequate protection (as that term is defined in the Bankruptcy Code) (and in the event any such adequate protection is awarded to Mezzanine Lender, any adequate protection in the form of cash is hereby assigned to Senior Lender and any adequate protection in the form of a lien on or security interest in the Premises or any other collateral for the Senior Loan is hereby subordinated to all of Senior Lender’s rights, liens, or security interests in or to the Premises and such collateral), (B) provide debtor-in-possession financing to Borrower (unless such debtor-in-possession financing shall pay the Senior Loan in full), (C) file or support any motion for dismissal of the Proceeding or relief from the automatic stay (as defined in the Bankruptcy Code), (D) request any post-petition interest, (E) request any sale of Borrower’s assets, or (F) file, propose, support, accept, or reject any plan of reorganization of Borrower. Mezzanine Lender shall not be bound by the provisions of this Section 10(d) during any period of time that any portion of the Senior Loan is held by an Affiliate of Borrower.

(e)                To the extent any payment under the Senior Loan Documents (whether by or on behalf of Borrower, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to a trustee, receiver or other similar party under any bankruptcy, insolvency, receivership or similar law, then if such payment is recovered by, or paid over to, such trustee, receiver or other similar party, the Senior Loan or part thereof originally intended to be satisfied shall for all purposes of this Agreement be deemed to be reinstated and outstanding as if such payment had not occurred.

(f)                The terms and provisions of Sections 10(c) and 10(d) apply to Mezzanine Lender solely in its capacity as a Mezzanine Lender; upon any foreclosure or other realization upon the Equity Collateral, the provisions of the Senior Loan Documents prohibiting a Proceeding by or against Borrower shall continue to remain applicable from and after any such foreclosure or other realization with respect to such Equity Collateral.

Section 11.            Rights of Cure.(a)Notices and Cure Periods. Prior to Senior Lender commencing any Enforcement Action under the Senior Loan Documents, Senior Lender shall provide written notice of the default which would permit the Senior Lender to commence such Enforcement Action to Mezzanine Lender and any Loan Pledgee entitled to notice thereof pursuant to Section 15 of this Agreement, whether or not Senior Lender is obligated to give notice thereof to Borrower (each, a “Senior Loan Default Notice”) and shall permit, except in connection with Borrower’s failure to repay the Senior Loan in full in cash on the maturity date thereof, Mezzanine Lender an opportunity to cure such default in accordance with the provisions of this Section 11(a) and shall not take any Enforcement Action during the pendency of such cure period. In the event Borrower fails to repay the Senior Loan in full on the maturity date thereof, Mezzanine Lender shall have the right to purchase the Senior Loan (and all rights thereunder) pursuant to the terms, and subject to the conditions, set forth in Section 13(a). In the event Senior Lender has delivered a Senior Loan Default Notice that has not been cured by Mezzanine Lender pursuant to this Section 11, Senior Lender shall provide Mezzanine Lender with copies of any and all material notices relating to such Event of Default, and otherwise upon request keep Mezzanine Lenders reasonably apprised as to the current status of any Enforcement Action. If the default is a monetary default relating to a liquidated sum of money, Mezzanine Lender shall have until ten (10) Business Days after the later of (i) the receipt (or deemed receipt) by Mezzanine Lender of the Senior Loan Default Notice and (ii) the expiration of Borrower’s cure provision, if any (a “Monetary Cure Period”) to cure such monetary default; provided, however, in the event it elects to cure any such monetary default, Mezzanine Lender shall (x) with respect to any such monetary default cured by Mezzanine Lender after the Monetary Cure Period, pay, defend and hold harmless Senior Lender for all cost, expenses, losses, liabilities, obligations, damages, penalties, costs, and disbursements arising under the pooling and servicing agreement for the Senior Loan, to the extent imposed on, incurred by or asserted against Senior Lender due to or arising from such Monetary Cure Period and (y) without duplication of the foregoing, reimburse Senior Lender for any interest charged by Senior Lender on any required (pursuant to applicable pooling and servicing agreement) advances for monthly payments of principal and/or interest on the Senior Loan and/or on any Protective Advances for amounts which Borrower would be obligated to pay under the Senior Loan Documents together with payment of all other amounts then due under the Senior Loan Documents after giving effect to the Event of Default (excluding any late charges or late fees or default interest in the case of the first cure by Mezzanine Lender and, in the case of all subsequent cures, excluding such late charges or late fees and default interest only if the full cure payment is made by Mezzanine Lender to Senior Lender within two (2) Business Days following the applicable payment date under the Senior Loan Documents) and (z) with respect to any liquidated sum of money due and payable pursuant to the Senior Loan Documents after the delivery of a Senior Loan Default Notice, Mezzanine Lender shall pay such amount on the due date with respect to such amount pursuant to the Senior Loan Documents, subject only to any grace period with respect to such amount provided in the Senior Loan Documents and without the additional ten (10) Business Day grace period applicable to the initial monetary default (provided that if payment of all outstanding amounts sufficient to cure such monetary Event of Default is made within ten (10) Business Days (including any late charges and default interest), Senior Lender shall accept such monetary Event of Default cure). Mezzanine Lender shall not have the right to cure as hereinabove set forth with respect to monthly scheduled debt service payments on the Senior Loan for a period of more than six (6) consecutive months unless Mezzanine Lender has commenced and is continuing to diligently pursue its rights against the Separate Collateral; provided, that, in no event shall Mezzanine Lender have the right to cure as hereinabove set forth with respect to monthly scheduled debt service payments on the Senior Loan for more than twelve (12) months, in the aggregate, over the entire term of the Senior Loan. Notwithstanding the foregoing, Mezzanine Lender shall not be required, in order to effect a cure hereunder to pay any interest at the Default Rate or late charges under the Senior Loan Documents, and no interest at the Default Rate or late charges shall accrue against Mezzanine Lender prior to expiration of the Monetary Cure Period. If the default is of a non-monetary nature, Mezzanine Lender shall have until the later of (A) thirty (30) days after the receipt (or deemed receipt) by Mezzanine Lender of the Senior Loan Default Notice and (B) the expiration of Borrower’s cure period under the Senior Loan Documents to cure such non-monetary default, if any (a “Non-Monetary Cure Period”); provided, however, if such non-monetary default is susceptible of cure but cannot reasonably be cured within the Non-Monetary Cure Period and if curative action was commenced within the applicable cure period and is being continuously and diligently pursued by Mezzanine Lender (or with respect to a non-monetary default that is not susceptible of cure without the foreclosure of its Equity Collateral, if Mezzanine Lender shall be diligently and continuously pursuing the foreclosure of the Equity Collateral and the other conditions in this Section 11 are satisfied), Mezzanine Lender shall be given an additional period of time as is reasonably necessary for Mezzanine Lender in the exercise of due diligence to cure such non-monetary default (or to foreclose on the Equity Collateral if the non-monetary default is not susceptible of cure without the foreclosure of the Equity Collateral) for so long as (i) Borrower or Mezzanine Lender makes or causes to be made timely payment of Borrower’s regularly scheduled monthly principal and/or interest payments under the Senior Loan and any other amounts due under the Senior Loan Documents as and when the same are due thereunder (i.e., without additional cure or grace periods), (ii) such additional period of time does not exceed ninety (90) days, unless such non-monetary default is of a nature that cannot be cured within such ninety (90) days, in which case, Mezzanine Lender shall have such additional time as is reasonably necessary to cure such non-monetary default, subject to the satisfaction of the other conditions of this Section 11, (iii) such default is not caused by a bankruptcy, insolvency or assignment for the benefit of creditors of Borrower and (iv) during such non-monetary cure period, there is no material impairment to the value, use or operation of the Premises. Any non-monetary and/or additional cure period granted to the Mezzanine Lender hereunder shall automatically terminate upon the bankruptcy (or similar insolvency) of the Borrower.

(b)   Qualified Transferees. To the extent that any Qualified Transferee acquires the Equity Collateral in accordance with the provisions and conditions of this Agreement, such Qualified Transferee shall acquire the same subject to the Senior Loan and the terms, conditions and provisions of the Senior Loan Documents for the balance of the term thereof, which shall not be accelerated by Senior Lender solely due to such acquisition and shall remain in full force and effect; provided, however, that (i) such Qualified Transferee shall have caused Borrower to reaffirm in writing, subject to such exculpatory provisions as shall be set forth in the Senior Loan Documents, all of the terms, conditions and provisions of the Senior Loan Documents on Borrower’s part to be performed and (ii) all defaults under the Senior Loan, other than a failure to pay the Senior Loan upon the maturity or acceleration thereof, which remain uncured as of the date of such acquisition have been cured by such Qualified Transferee or waived by Senior Lender except for defaults that are not susceptible of being cured by such Qualified Transferee; provided, that such defaults which are not susceptible of being cured do not materially impair the value, use or operation of the Premises, as determined by Senior Lender in its sole but reasonable discretion.

(c)    No Senior Loan Event of Default. So long as no Continuing Senior Loan Event of Default shall have occurred and be continuing under the Senior Loan Documents, all funds held and applied pursuant to the Senior Loan Cash Management Agreement, shall continue to be applied pursuant thereto and shall not be applied by Senior Lender to prepay outstanding principal balance of the Senior Loan.

(d)   Cure Payments. In the event that Mezzanine Lender makes a cure payment in accordance with this Section 11 and all or any portion of such amount is paid by Borrower or any other Person on Borrower’s behalf to Senior Lender and is specifically designated by Borrower or such other Person making such payment, and so long as no other payment is then due and owing pursuant to the Senior Loan Documents and no Enforcement Action is ongoing, then Senior Lender shall promptly remit such payment (or such portion of such payment up to the amount paid by Mezzanine Lender in connection with the applicable cure) to Mezzanine Lender.

(e)    Copies of Default Notices.

(i)            Simultaneously with giving such notices to Borrower, Senior Lender shall give Mezzanine Lender written notice of any notice of Event of Default, acceleration of the Senior Loan, transfer of the Senior Loan to “special servicing” or the commencement of an Enforcement Action under the Senior Loan Documents.

(ii)            Simultaneously with giving such notices to Mezzanine Borrower, Mezzanine Lender shall give Senior Lender notice of any notice of Event of Default, acceleration of the Mezzanine Loan and the commencement of any Equity Collateral Enforcement Action under the Mezzanine Loan Documents.

Section 12.            No Actions; Restrictive Provisions. Senior Lender consents to Mezzanine Lender’s right, pursuant to the Mezzanine Loan Documents, under certain circumstances, to cause the termination of the Property Manager. In the event both Mezzanine Lender and Senior Lender shall have such rights at any time, and Senior Lender shall fail to exercise such rights, Mezzanine Lender may exercise such rights, provided such exercise may be superseded by any subsequent exercise of such rights by Senior Lender pursuant to the Senior Loan Documents. Upon the occurrence of any event which would entitle Mezzanine Lender to cause the termination of the Property Manager pursuant to the Mezzanine Loan Documents, Mezzanine Lender shall have the right to select, or cause the selection, of a replacement property manager (including any asset manager) or leasing agent for the Premises, which replacement manager, asset manager and/or leasing agent shall either (a) be subject to Senior Lender’s reasonable approval and, if any Certificates are then outstanding, be subject to a Rating Agency Confirmation or (b) be a Qualified Manager. Notwithstanding anything in this Section 12 to the contrary, if a Continuing Senior Loan Event of Default under the Senior Loan then exists or any other event shall have occurred pursuant to which Senior Lender has the right to select any replacement manager, asset manager and/or leasing agent pursuant to the Senior Loan Documents, Senior Lender shall have the sole right to select any replacement manager, asset manager and/or leasing agent, whether or not a new manager or agent was retained by

Mezzanine Lender provided that any such replacement manager and/or asset manager shall be a Qualified Manager unless otherwise consented to by Mezzanine Lender and any such leasing agent shall be a reputable leasing agent possessing experience in leasing space within first class retail in the same geographic location where the Premises is located.Section 13.Right to Purchase Senior Loan.

(a)    If (1) Borrower has become a debtor in any Proceeding and as a result thereof an Event of Default under the Senior Loan exists, (2) the Senior Loan has been accelerated, (3) any Enforcement Action described in clauses (i) or (ii) of the definition of Enforcement Action has been commenced, or (4) any Continuing Senior Loan Event of Default with respect to a monetary Event of Default or material non-monetary Event of Default is continuing for a period of at least sixty (60) days or (5) the Senior Loan becomes a specially serviced loan (each of the foregoing, a “Purchase Option Event”), Senior Lender shall provide prompt written notice thereof to Mezzanine Lender and upon ten (10) Business Days prior written notice to Senior Lender (the “Purchase Option Notice”), Mezzanine Lender shall have the right to purchase, in whole but not in part, the Senior Loan for a price equal to the sum of (without duplication) (i) the outstanding principal balance thereof, together with all accrued interest, and other amounts due thereon, (ii) any Protective Advances, monthly advances of principal and interest or “servicing advances” made by Senior Lender or the Senior Loan servicer and any interest charged by Senior Lender on any advances for monthly payments of principal and/or interest on the Senior Loan and/or on any Protective Advances), (iii) any workout fee or liquidation fee payable under any applicable pooling and servicing agreement, (iv) post-petition interest and (v) all costs and expenses (including special servicing fees and reasonable legal fees and expenses) actually incurred by Senior Lender in enforcing the terms of the Senior Loan Documents, any fees and expenses payable or reimbursable to any servicer, trustee, fiscal agent or special servicer including, without limitation, interest on any advances made by any of them and any workout, securitization, liquidation or similar fees paid or payable to any of them, but specifically excluding (x) any prepayment fees or premiums, yield maintenance fees, late charges, default interest (other than interest on advances as set forth above) and/or exit fees and (y) in the event that Mezzanine Lender purchases the Senior Loan within ninety (90) days of the date it receives notice of the applicable Purchase Option Event, any special servicing, securitization, workout, liquidation or other similar fees (collectively, the “Loan Purchase Price”). Concurrently with payment to the Senior Lender of the Loan Purchase Price, Senior Lender shall deliver or cause to be delivered Mezzanine Lender all Senior Loan Documents held by or on behalf of Senior Lender and all amounts then held in any reserve or escrow account controlled by or held on account of the Senior Lender and will execute in favor of Mezzanine Lender or its designee assignment documentation, in form and substance reasonably acceptable to Mezzanine Lender, at the sole cost and expense of Mezzanine Lender to assign the Senior Loan and its rights under the Senior Loan Documents (without recourse, representations or warranties, except for representations as to the outstanding balance of the Senior Loan the amounts held in reserves and escrows held under the Senior Loan, the power and authority of the Senior Lender to enter into the applicable assignment documentation, as to Senior Lender’s ownership and not having assigned, transferred, participated or encumbered its rights in the Senior Loan other than with respect to any participation, encumbrance or other action which will be satisfied or released as of the transfer). The right of Mezzanine Lender to purchase the Senior Loan shall automatically terminate (i) upon a transfer of the Premises by foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure or (ii) with respect to a specific

Purchase Option Event, if such Purchase Option Event ceases to exist; provided, however, that in no event shall Mezzanine Lender have less than thirty (30) days to deliver a Purchase Option Notice following receipt of notice by Senior Lender of the occurrence of a Purchase Option Event.

(b)   With regard to Senior Lender’s right to accept a deed in lieu of foreclosure of the Premises, notwithstanding anything to the contrary contained herein, but subject to the last sentence of this Section 13(b), Senior Lender and Mezzanine Lender agree that the following procedures shall control:

(i)            Senior Lender shall not accept (or enter into any agreement to accept, or cause any nominee or designee to accept) a deed in lieu of foreclosure without first providing Mezzanine Lender with at least sixteen (16) Business Days prior written notice (a “DIL Notice”) of Senior Lender’s good faith intention to accept a deed in lieu of foreclosure within the thirty (30) day period following delivery of such DIL Notice, provided, however, a DIL Notice may not be issued by Senior Lender prior to the occurrence of a Purchase Option Event and delivery of a Purchase Option Notice;

(ii)            for fifteen (15) Business Days following the delivery of a DIL Notice, Mezzanine Lender or its designee shall have the right to notify Senior Lender that Mezzanine Lender or its designee desires to purchase the Senior Loan for the Loan Purchase Price and otherwise in accordance with the above provisions of this Section 13;

(iii)            if Mezzanine Lender fails to consummate the purchase described in the immediately preceding subparagraph (ii) within the fifteen (15) Business Day period following delivery of a DIL Notice (other than by reason of the default of Senior Lender), Senior Lender shall have the right, for thirty (30) days after the expiration of such fifteen (15) Business Day period, to accept such deed-in-lieu of foreclosure; and

(iv)            if Senior Lender does not accept such deed-in-lieu of foreclosure prior to the expiration of such thirty (30) day period described in the preceding subparagraph (iii), Senior Lender shall thereafter not accept a deed-in-lieu of foreclosure without again complying with all of the provisions of this Section 13(b).

(c)    Mezzanine Lender covenants not to enter any agreement with the Borrower or any Affiliate thereof to purchase the Senior Loan pursuant to subsection (a) above or in connection with any refinancing of the Senior Loan in any manner designed to avoid or circumvent the provisions of the Senior Loan Documents which require the payment of a prepayment fee or yield maintenance charge in connection with a prepayment of the Senior Loan by the Borrower.

Section 14.            Additional Understandings. For as long as the Mezzanine Loan remains outstanding: (a) Notices of Transfer; Consent. Senior Lender promptly shall notify Mezzanine Lender if Borrower seeks or requests a release of the lien of the Senior Loan or seeks or requests Senior Lender’s consent to, or takes any action in connection with or in furtherance of, a sale or transfer of all or any material portion of the Premises, the granting of a further mortgage, deed of trust or similar encumbrance against the Premises or a prepayment or refinancing of the Senior

Loan. In the event of a request by the Borrower for Senior Lender’s consent to either (i) the sale or transfer of all or any material portion of the Premises or any direct or indirect interest in Borrower, or (ii) the granting of a further mortgage, deed of trust or similar encumbrance against the Premises, Senior Lender shall, if Senior Lender has the right to consent, obtain the prior written consent of Mezzanine Lender prior to Senior Lender’s granting of its consent or agreement thereto.

(b)   Annual Budget. The Mezzanine Lender shall have the right to approve the annual operating budget of Borrower in accordance with the terms of the Mezzanine Loan Documents. In the event the Mezzanine Lender objects to any such proposed budget, the Mezzanine Lender shall advise the Senior Lender of such objections, along with its suggestions for changes, within ten (10) days after its receipt of such budget in accordance with the Mezzanine Loan Documents. Senior Lender agrees to consult with the Mezzanine Lender with respect to such objections and suggestions but such consultation shall not be binding on Senior Lender.

(c)    Intentionally Omitted.

(d)   Requests for Disbursements. Senior Lender hereby agrees to use commercially reasonable efforts to promptly (x) notify Mezzanine Lender of any requests by Borrower for disbursements of funds from the Senior Loan reserves or a release of net Proceeds (as defined in the Senior Loan Documents) and (y) provide Mezzanine Lender with any documentation delivered by Borrower to Senior Lender with respect to any such request by Borrower for a disbursement of funds from the Senior Loan reserves or release of such net Proceeds (provided that in no event shall the failure by Senior Lender to provide such notice or documentation to Mezzanine Lender constitute a default hereunder or otherwise limit the rights and/or remedies of Senior Lender hereunder or under the Senior Loan Documents).

(e)    Cash Management. Senior Lender agrees to use commercially reasonable efforts to cause the Deposit Bank to perform, its obligations under the Cash Management Agreement in accordance with the terms and provisions of the Cash Management Agreement (provided that in no event shall the failure by Senior Lender to do so constitute a default hereunder or otherwise limit the rights and/or remedies of Senior Lender hereunder or under the Senior Loan Documents).

(f)    No New Mezzanine Loan.

(i)            In no event shall Senior Lender (i) create or implement (or cause or permit Borrower to create or implement) any new mezzanine indebtedness secured by any direct and/or indirect equity or ownership interest in Borrower or Mezzanine Borrower or (ii) convert (or cause or permit Borrower to convert) any portion of the Senior Loan into mezzanine indebtedness, in each case without the consent of Mezzanine Lender (which consent may be withheld or granted in Mezzanine Lender’s sole and absolute discretion), unless the Mezzanine Loan is paid in full in accordance with the Mezzanine Loan Documents.

(ii)            In no event shall Mezzanine Lender (i) create or implement (or cause or permit Borrower or Mezzanine Borrower to create or implement) any new mezzanine indebtedness secured by any direct and/or indirect equity or ownership interest in Borrower or Mezzanine Borrower or (ii) convert (or cause or permit Borrower or Mezzanine Borrower to convert) any portion of the Mezzanine Loan into additional or new mezzanine indebtedness, in each case without the consent of Senior Lender (which consent may be withheld or granted in Senior Lender’s sole and absolute discretion), unless the Senior Loan is paid in full in accordance with the Senior Loan Documents.

Section 15.            Financing of Mezzanine Loan. (a) Notwithstanding any other provision hereof, Senior Lender consents to Mezzanine Lender’s sale in connection with a repurchase agreement facility or pledge (each, a “Pledge”) of the Mezzanine Loan and of the Separate Collateral to any entity which has extended a credit facility including, without limitation, credit in the form of a repurchase agreement facility, to Mezzanine Lender that is a Qualified Transferee or a financial institution whose long-term unsecured debt is rated at least “A” (or the equivalent) or better by each Rating Agency (a “Loan Pledgee”), on the terms and conditions set forth in this Section 15. The sale by Mezzanine Lender of the Mezzanine Loan to a Qualified Transferee and the simultaneous agreement by Mezzanine Lender to repurchase the Mezzanine Loan under an arrangement documented as a repurchase agreement shall qualify as a Pledge, provided that all applicable terms and conditions of this Section 15 are complied with, and provided that a Loan Pledgee which is not a Qualified Transferee may not take title to the Equity Collateral without a Rating Agency Confirmation. Upon written notice by Mezzanine Lender to Senior Lender that the Pledge has been effected, Senior Lender agrees to acknowledge receipt of such notice and thereafter agrees: (i) to give Loan Pledgee written notice of any default by Mezzanine Lender under this Agreement of which default Senior Lender has actual knowledge; (ii) to allow Loan Pledgee a period of ten (10) days (in respect of a monetary default) and a period of thirty (30) days (in respect of a non-monetary default) to cure a default by Mezzanine Lender in respect of its obligations to Senior Lender hereunder, but Loan Pledgee shall not be obligated to cure any such default; (iii) that no amendment, modification, waiver or termination of this Agreement shall be effective against Loan Pledgee without the written consent of Loan Pledgee, which consent shall not be unreasonably withheld; (iv) that Senior Lender shall give to Loan Pledgee copies of any Senior Loan Default Notice simultaneously with the giving of same to the Mezzanine Lender and accept any cure thereof by Loan Pledgee made in accordance with the provisions of Section 11 of this Agreement as if such cure were made by the Mezzanine Lender; (v) that Senior Lender shall deliver to Loan Pledgee such estoppel certificate(s) as Loan Pledgee shall reasonably request; provided, however, that any such estoppel certificate(s) shall be in the form contemplated by Section 19; and (vi) that, upon written notice (a “Redirection Notice”) to Senior Lender by Loan Pledgee that Mezzanine Lender is in default, beyond applicable cure periods, under Mezzanine Lender’s obligations to Loan Pledgee pursuant to the applicable credit agreement between Mezzanine Lender and Loan Pledgee (which notice need not be joined in or confirmed by Mezzanine Lender), and until such Redirection Notice is withdrawn or rescinded by Loan Pledgee, Senior Lender shall remit to Loan Pledgee and not to Mezzanine Lender, any payments that Senior Lender would otherwise be obligated to pay to Mezzanine Lender from time to time pursuant to this Agreement, any Senior Loan Document, any Mezzanine Loan Document or any other agreement between Senior Lender and Mezzanine Lender that relates to the Senior Loan or Mezzanine Loan. Mezzanine Lender hereby unconditionally and absolutely releases Senior Lender from any liability to Mezzanine Lender on account of Senior Lender’s compliance with any Redirection Notice believed by Senior Lender to have been delivered by Loan Pledgee. Loan Pledgee shall be permitted to fully exercise its rights and remedies against Mezzanine Lender, and realize on any and all collateral granted by Mezzanine Lender to Loan Pledgee (and accept an assignment in lieu of foreclosure as to such collateral), in accordance with applicable law. In such event, the Senior Lender shall recognize Loan Pledgee (and any transferee which is also a Qualified Transferee at any foreclosure or similar sale held by Loan Pledgee or any transfer in lieu of such foreclosure), and its successors and assigns, as the successor to Mezzanine Lender’s rights, remedies and obligations under this Agreement and the Mezzanine Loan Documents and any such Loan Pledgee or Qualified Transferee shall assume in the writing the obligations of the Mezzanine Lender hereunder accruing from and after such Transfer and agrees to be bound by the terms and provisions hereof (it being agreed that notwithstanding anything to the contrary contained herein, such Loan Pledgee shall not be required to assume the Mezzanine Lender’s obligations hereunder prior to realization upon its collateral). The rights of Loan Pledgee under this Section 15 shall remain effective unless and until Loan Pledgee shall have notified the Senior Lender in writing that its interest in the Mezzanine Loan has terminated.

(b)   Notwithstanding any provisions herein to the contrary, if a conduit (“Conduit”) which is not a Qualified Transferee provides financing to Mezzanine Lender then such Conduit will be a permitted “Loan Pledgee” despite the fact it is not a Qualified Transferee if the following conditions are satisfied:

(i)            The loan (the “Conduit Inventory Loan”) made by the Conduit to Mezzanine Lender to finance the acquisition and holding of its interest in Mezzanine Loan will require a third party (the “Conduit Credit Enhancer”) to provide credit enhancement;

(ii)            the Conduit Credit Enhancer will be a Qualified Transferee;

(iii)            Mezzanine Lender will pledge its interest in the Mezzanine Loan to the Conduit as collateral for the Conduit Inventory Loan;

(iv)            the Conduit Credit Enhancer and the Conduit will agree that, if Mezzanine Lender defaults under the Conduit Inventory Loan, or if the Conduit is unable to refinance its outstanding commercial paper even if there is no default by Mezzanine Lender, the Conduit Credit Enhancer will purchase the Conduit Inventory Loan from the Conduit, and the Conduit will assign the pledge of Mezzanine Lender’s interest in the Mezzanine Loan to the Conduit Credit Enhancer; and

(v)            unless the Conduit is in fact then a Qualified Transferee, the Conduit will not without obtaining a Rating Agency Confirmation from each Rating Agency have any greater right to acquire the interests in the Mezzanine Loan pledged by Mezzanine Lender, by foreclosure or otherwise, than would any other purchaser that is not a Qualified Transferee at a foreclosure sale conducted by a Loan Pledgee.

Section 16.            Intentionally Omitted.

Section 17.            Obligations Hereunder Not Affected. (a) All rights, interests, agreements and obligations of Senior Lender and Mezzanine Lender under this Agreement shall remain in full force and effect irrespective of:

(i)            any lack of validity or enforceability of the Senior Loan Documents or the Mezzanine Loan Documents or any other agreement or instrument relating thereto;

(ii)            any taking, exchange, release or non-perfection of any other collateral, or any taking, release or amendment or waiver of or consent to or departure from any guaranty, for all or any portion of the Senior Loan or the Mezzanine Loan;

(iii)            any manner of application of collateral, or proceeds thereof, to all or any portion of the Senior Loan or the Mezzanine Loan, or any manner of sale or other disposition of any collateral for all or any portion of the Senior Loan or the Mezzanine Loan or any other assets of Borrower or Mezzanine Borrower or any other Affiliates of Borrower;

(iv)            any change, restructuring or termination of the organizational structure or existence of Borrower or Mezzanine Borrower or any other Affiliates of Borrower; or

(v)            any other circumstance which might otherwise constitute a defense available to, or a discharge of, Borrower, Mezzanine Borrower or a subordinated creditor or a Senior Lender subject to the terms hereof.

(b)   This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of all or any portion of the Senior Loan or the Mezzanine Loan is rescinded or must otherwise be returned by Senior Lender or Mezzanine Lender upon the insolvency, bankruptcy or reorganization of Borrower or Mezzanine Borrower or otherwise, all as though such payment had not been made.

Section 18.            Notices. All notices, demands, requests, consents, approvals or other communications required, permitted, or desired to be given hereunder shall be in writing sent by facsimile (with answer back acknowledged) or by registered or certified mail, postage prepaid, return receipt requested, or delivered by hand or reputable overnight courier addressed to the party to be so notified at its address hereinafter set forth, or to such other address as such party may hereafter specify in accordance with the provisions of this Section 18. Any such notice, demand, request, consent, approval or other communication shall be deemed to have been received: (a) three (3) Business Days after the date mailed, (b) on the date of sending by facsimile (with electronic answer back acknowledged) if sent during business hours on a Business Day (otherwise on the next Business Day), (c) on the date of delivery by hand if delivered during business hours on a Business Day (otherwise on the next Business Day) and (d) on the next Business Day if sent by an overnight commercial courier, in each case addressed to the parties as follows:To Senior Lender:

Argentic Real Estate Finance LLC

31 West 27th Street, 12th Floor
New York, New York 10001

Attention: Ryan Supple

Facsimile No. (646) 560-1713

With a copy to:

Kelley Drye & Warren LLP

One Jefferson Road

Parsippany, New Jersey 07054

Attention: Stephen G. Hauck, Esq.

Facsimile No. (973) 503-5950

To Mezzanine Lender:

Kore Fund Ltd.
1501 Corporate Drive, Suite 120
Boynton Beach, FL 33426
Attn: Gary Kosinski
E-mail: gkosinski@korecapital.com

with copies to:

IP Capital Partners, LLC
225 NE Mizner Boulevard, Suite 400
Boca Raton, FL 33432
Attn: Jason Isaacson
E-mail: jason@ipcappartners.com

Bilzin Sumberg Baena Price & Axelrod LLP

1450 Brickell Avenue, 23rd Floor

Miami, Florida  33131

Attention: Adam D. Lustig

E-mail: alustig@bilzin.com

Section 19.            Estoppel.

(a)    Mezzanine Lender shall, within ten (10) days following a request from Senior Lender, provide Senior Lender with a written statement setting forth the then current outstanding principal balance of the Mezzanine Loan, the aggregate accrued and unpaid interest under the Mezzanine Loan, and stating whether to Mezzanine Lender’s knowledge any default or Event of Default exists under the Mezzanine Loan.

(b)   Senior Lender shall, within ten (10) days following a request from Mezzanine Lender, provide Mezzanine Lender with a written statement setting forth the then current outstanding principal balance of the Senior Loan, the aggregate accrued and unpaid interest under the Senior Loan, and stating whether to Senior Lender’s knowledge any default or Event of Default exists under the Senior Loan.

(c)    Any statement provided pursuant to this Section 19 may be relied upon by any Loan Pledgee, prospective purchaser, assignee or transferee of the Senior Loan or the Mezzanine Loan (or any interest therein), but may not be relied upon by Borrower, Mezzanine Borrower or any guarantor of the Senior Loan or the Mezzanine Loan.

Section 20.            Further Assurances. So long as all or any portion of the Senior Loan or the Mezzanine Loan remains unpaid and the Senior Mortgage encumbers the Premises or any Mezzanine Loan Document encumbers any Equity Collateral, Mezzanine Lender and Senior Lender will each execute, acknowledge and deliver in recordable form and upon demand of the other, any other instruments or agreements reasonably required in order to carry out the provisions of this Agreement or to effectuate the intent and purposes hereof.

Section 21.            No Third Party Beneficiaries; No Modification. The parties hereto do not intend the benefits of this Agreement to inure to Borrower, Mezzanine Borrower or any other Person not a party to this Agreement other than, with respect to Section 15, a Loan Pledgee. This Agreement may not be changed or terminated orally, but only by an agreement in writing signed by the party against whom enforcement of any change is sought. If any Certificates are outstanding, this Agreement shall not be amended in any manner that is materially adverse to Senior Lender unless a Rating Agency Confirmation has been obtained with respect to such amendment. Neither Senior Lender nor Mezzanine Lender may provide a copy of this Agreement, or disclose the contents hereof, to Borrower, Mezzanine Borrower, Senior Loan Guarantor, or any Affiliate of Borrower or Mezzanine Borrower or Senior Loan Guarantor (other than an Affiliated Mezzanine Loan Lender).

Section 22.            Successors and Assigns. This Agreement shall bind all successors and permitted assigns of Mezzanine Lender and Senior Lender and shall inure to the benefit of all successors and permitted assigns of Senior Lender and Mezzanine Lender.

Section 23.            Counterpart Originals. This Agreement may be executed in counterpart originals, each of which shall constitute an original, and all of which together shall constitute one and the same agreement.

Section 24.            Legal Construction. In all respects, including, without limitation, matters of construction and performance of this Agreement and the obligations arising hereunder, this Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York applicable to agreements intended to be wholly performed within the State of New York.

Section 25.            No Waiver; Remedies. No failure on the part of the Senior Lender or Mezzanine Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 26.            No Joint Venture. Nothing provided herein is intended to create a joint venture, partnership, tenancy-in-common or joint tenancy relationship between or among any of the parties hereto.

Section 27.            Captions. The captions in this Agreement are inserted only as a matter of convenience and for reference, and are not and shall not be deemed to be a part hereof.

Section 28.            Conflicts. In the event of any conflict, ambiguity or inconsistency between the terms and conditions of this Agreement and the terms and conditions of any of the Senior Loan Documents or the Mezzanine Loan Documents, the terms and conditions of this Agreement shall control.

Section 29.            No Release. Nothing herein contained shall operate to release Borrower or any guarantor or indemnitor from (a) its obligation to keep and perform all of the terms, conditions, obligations, covenants and agreements contained in the Senior Loan Documents or (b) any liability of Borrower or any guarantor or indemnitor under the Senior Loan Documents or to release Mezzanine Borrower or any guarantor or indemnitor from (x) its obligation to keep and perform all of the terms, conditions, obligations, covenants and agreements contained in the Mezzanine Loan Documents or (y) any liability of Mezzanine Borrower or any guarantor or indemnitor under the Mezzanine Loan Documents.

Section 30.            Continuing Agreement. This Agreement is a continuing agreement and shall remain in full force and effect until the earliest of (a) payment in full of the Senior Loan, (b) transfer of the Premises by foreclosure of the Senior Mortgage or the exercise of the power of sale contained therein or Senior Lender’s acceptance of a deed-in-lieu of foreclosure, (c) transfer of title to the Mezzanine Lender of all of the Equity Collateral or (d) payment in full of the Mezzanine Loan; provided, however, that any rights or remedies of either party hereto arising out of any breach of any provision hereof occurring prior to such date of termination shall survive such termination.

Section 31.            Severability. In the event that any provision of this Agreement or the application hereof to any party hereto shall, to any extent, be invalid or unenforceable under any applicable statute, regulation, or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute, regulation or rule of law, and the remainder of this Agreement and the application of any such invalid or unenforceable provisions to parties, jurisdictions or circumstances other than to whom or to which it is held invalid or unenforceable, shall not be affected thereby nor shall same affect the validity or enforceability of any other provision of this Agreement.

Section 32.            Expenses.

(a)    To the extent not paid by Borrower or out of or from any collateral securing the Senior Loan which is realized by Senior Lender, Mezzanine Lender agrees upon demand to pay to Senior Lender the amount of any and all reasonable expenses, including, without limitation, the reasonable fees and expenses of its counsel and of any experts or agents, which Senior Lender may incur in connection with the (i) exercise or enforcement of any of the rights of Senior Lender against Mezzanine Lender hereunder to the extent that Senior Lender is the prevailing party in any dispute with respect thereto or (ii) failure by Mezzanine Lender to perform or observe any of the provisions hereof.

(b)   To the extent not paid by Mezzanine Borrower out of or from any collateral securing the Mezzanine Loan which is realized by Mezzanine Lender, Senior Lender agrees upon demand to pay to Mezzanine Lender the amount of any and all reasonable expenses, including, without limitation, the reasonable fees and expenses of its counsel and of any experts or agents, which Mezzanine Lender may incur in connection with the (i) exercise or enforcement of any of the rights of Mezzanine Lender against Senior Lender hereunder to the extent that Mezzanine Lender is the prevailing party in any dispute with respect thereto or (ii) failure by Senior Lender to perform or observe any of the provisions hereof.

Section 33.            Injunction. Senior Lender and Mezzanine Lender each acknowledge (and waive any defense based on a claim) that monetary damages are not an adequate remedy to redress a breach by the other hereunder and that a breach by either Senior Lender or Mezzanine Lender hereunder would cause irreparable harm to the other. Accordingly, Senior Lender and Mezzanine Lender agree that upon a breach of this Agreement by the other, the remedies of injunction, declaratory judgment and specific performance shall be available to such non-breaching party.

Section 34.            Mutual Disclaimer.

(a)    Each of Senior Lender and Mezzanine Lender are sophisticated lenders and/or investors in real estate and their respective decisions to enter into the Senior Loan and the Mezzanine Loan is based upon their own independent expert evaluation of the terms, covenants, conditions and provisions of, respectively, the Senior Loan Documents and the Mezzanine Loan Documents and such other matters, materials and market conditions and criteria which each of Senior Lender and Mezzanine Lender deem relevant. Each of Senior Lender and Mezzanine Lender has not relied in entering into this Agreement, and respectively, the Senior Loan, the Senior Loan Documents, the Mezzanine Loan or the Mezzanine Loan Documents, upon any oral or written information, representation, warranty or covenant from the other, or any of the other’s representatives, employees, Affiliates or agents other than the representations and warranties of the other contained herein. Each of Senior Lender and Mezzanine Lender further acknowledges that no employee, agent or representative of the other has been authorized to make, and that each of Senior Lender and Mezzanine Lender have not relied upon, any statements, representations, warranties or covenants other than those specifically contained in this Agreement. Without limiting the foregoing, each of Senior Lender and Mezzanine Lender acknowledges that the other has made no representations or warranties as to the Senior Loan or the Mezzanine Loan (other than those specifically contained in this Agreement) or the Premises (including, without limitation, the cash flow of the Premises, the value, marketability, condition or future performance thereof, the existence, status, adequacy or sufficiency of the leases, the tenancies or occupancies of the Premises, or the sufficiency of the cash flow of the Premises, to pay all amounts which may become due from time to time pursuant to the Senior Loan or the Mezzanine Loan).

(b)   Each of Senior Lender and Mezzanine Lender acknowledges that the Senior Loan and the Mezzanine Loan are distinct, separate transactions and loans, separate and apart from each other.

Section 35.            Release. Absent bad faith by Senior Lender, Senior Lender shall have no liability whatsoever to Mezzanine Lender by reason of any error in the amount or timing of any funds deposited into the Subordinate Deposit Account (as such term is defined in the Senior Loan Cash Management Agreement), or by reason of the failure to make any such deposit; Mezzanine Lender hereby releases Senior Lender from any all claims that the releasing party might have by reason of any such error or failure, absent bad faith on the part of Senior Lender.

Section 36.            Venue. Any legal suit, action or proceeding against Senior Lender or Mezzanine Lender arising out of or relating to this Agreement may be instituted in any federal or state court in New York, and each of Senior Lender and Mezzanine Lender waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and Senior Lender and Mezzanine Lender each hereby irrevocably submits to the non-exclusive jurisdiction of any such court in any suit, action or proceeding.

Section 37.            NO TRIAL BY JURY. EACH OF THE PARTIES HERETO, TO THE FULLEST EXTENT THAT THEY MAY LAWFULLY DO SO, HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING BROUGHT BY ANY PARTY HERETO WITH RESPECT TO THIS AGREEMENT OR THE MATTERS COVERED HEREBY.

Section 38.            Special Condition. Notwithstanding anything in this Agreement to the contrary, in the event that at any time the Mezzanine Loan (or any portion thereof or interest therein) is held by an Affiliated Mezzanine Loan Lender, such Person shall have no rights under Sections 4 (other than a transfer in accordance with the terms thereof), 5, 7, 9, 11, 12, 13, or 14 hereof, may not take an Equity Collateral Enforcement Action and may not engage in a Mezzanine Loan Modification without Senior Lender’s prior written consent, which may be withheld in its sole discretion.

[NO FURTHER TEXT ON THIS PAGE]

IN WITNESS WHEREOF, Senior Lender and Mezzanine Lender have executed this Agreement as of the date and year first set forth above.

SENIOR LENDER:
ARGENTIC REAL ESTATE FINANCE LLC,
a Delaware limited liability company

By:	Argentic Investment Management LLC,
its Investment Manager

	By:	/s/ Ryan Supple
Name: Ryan Supple
Title: Authorized Signatory

[Signature Page to Intercreditor Agreement]

MEZZANINE LENDER:
KORE FUND LTD.,
a company organized under the laws of the Cayman Islands

By:	/s/ J. Gary Kosinski
Name: J. Gary Kosinski
Title: Investment Manager

[Signature Page to Intercreditor Agreement]

EXHIBIT A

Legal Description

All that tract or parcel of land, lying and being in the 90th Georgia Militia District of Richmond County, State of Georgia, being more particularly described as follows:

To find the True Point of Beginning, commence at a 1/2" re-bar found where the Northerly mitered intersection of Wrightsboro Road intersects the Northeasterly 60 feet right of way of Marks Church Road, thence proceeding along the aforementioned Northeasterly 60 feet right of way of Marks Church Road North 46 degrees 25 minutes 44 seconds West for a distance of 190.44 feet to a railroad spike found, being the True Point of Beginning, thence along the Northeast 60 feet right-of-way of Marks Church Road, North 46 degrees 14 minutes 59 seconds West for a distance of 30.64 feet to a 1/2" re-bar found; thence leaving the Northeast 60 feet right-of-way of Marks Church Road, North 38 degrees 11 minutes 35 seconds East for a distance of 280.98 feet to a 1/2" re-bar set; thence North 28 degrees 19 minutes 48 seconds West for a distance of 188.77 feet to a 1/2" re-bar found with a cap; thence North 09 degrees 48 minutes 06 seconds West for a distance of 417.77 feet to a 1/2" re-bar found with a cap on the South East 50 feet right-of-way of Beaver Drive; thence along the South East 50 feet right-of-way of Beaver Drive, North 80 degrees 15 minutes 59 seconds East for a distance of 106.27 feet to a 5/8" re-bar found; thence continuing along the South East 50 feet right-of-way of Beaver Drive, North 80 degrees 17 minutes 01 seconds East for a distance of 212.35 feet to a 1/2" re-bar found with a cap; thence leaving the Southeast 50 feet right-of-way of Beaver Drive, South 09 degrees 39 minutes 24 seconds East for a distance of 227.64 feet to a 5/8" re-bar with cap; thence South 09 degrees 39 minutes 15 seconds East for a distance of 266.43 feet to a 5/8" re-bar with cap; thence South 80 degrees 35 minutes 24 seconds West for a distance of 44.60 feet to a 5/8" re-bar with cap; thence South 09 degrees 15 minutes 05 seconds East for a distance of 133.62 feet to a Mag Nail found in asphalt; thence South 80 degrees 35 minutes 34 seconds West for a distance of 65.00 feet to a Mag Nail set in asphalt; thence South 80 degrees 35 minutes 19 seconds West for a distance of 133.15 feet to a 1/2" re-bar set; thence North 09 degrees 21 minutes 01 seconds West for a distance of 0.95 feet to a 1/2" re-bar set; thence South 38 degrees 09 minutes 16 seconds West for a distance of 274.63 feet to a Railroad Spike Found, The True Point of Beginning.

Shown as 4.461 acres on ALTA/ACSM Land Survey for Hare Krishna Augusta, LLC, Chicago Title Insurance Company and First Partners Bank prepared by Houston Engineering, Inc. under seal of John Charles Parish, Georgia RLS #2705, dated December 4, 2014 and last revised March 17, 2015.

Together with easement rights pursuant to the following documents:

Easement(s) contained in that certain Warranty Deed from Edwin L. Douglass, Jr., Thomas G. Douglass, Finley H. Merry and Frances F. O'Connor to Waffle House, Inc. dated October 1978, filed for record December 12, 1978, recorded in Realty Reel No. 103, Page 1568, aforesaid Records.

Reciprocal Easement Agreement by and between Del Taco Corporation, Augusta Federal Savings and Loan Association, Edwin L. Douglass, Jr., Thomas G. Douglass, Frances F. O'Connor, and Finley H. Merry, dated April 30, 1979, filed for record May 31, 1979, recorded in Realty Reel No. 110, Page 2396, aforesaid Records; and

Easement Agreement by and between Waffle House, Inc., and Edwin L. Douglass, Jr., Thomas G. Douglass, Francis F. O'Connor, Finley H. Merry, dated April 17, 1979, filed for record October 1, 1985, recorded in Realty Reel No. 212, Page 1145, aforesaid Records.

Sign Easement Agreement by and between Waffle House, Inc., a Georgia corporation and Augusta, Inc., a Georgia corporation, dated as of November 23, 1999, filed for record December 1, 1999 at 2:10 p.m., recorded in Deed Book 668, Page 1423, aforesaid Records.

Said property contains 4.461 acres.

Property Address:

3421 Wrightsboro Road

Augusta, GA 30909

Map No. 0411066000

All that tract or parcel of land, lying and being in Land Lots 299 and 308 of the 18th District, City of Chamblee, DeKalb County, Georgia and being more particularly described as follows:

Beginning at an iron pin found (5/8” rb) on the northwesterly right-of-way line of Peachtree Industrial Boulevard (State Highway 141) (having a 150’ right-of-way) a distance of 301.61’ southwesterly along said right-of-way line from its intersection with the southwesterly right-of-way line of Pierce Drive, said point being the POINT OF BEGINNING; thence south 48°17’37” west for a distance of 51.86’ to a point; thence south 48°38’25” west for a distance of 107.67’ to an iron pin found ½” rb; thence north 12°16’00” west for a distance of 139.11’ to an iron pin found ½” rb; thence north 39°41’05” west for a distance of 55.07’ to a ½” iron pin set ½” rb; thence north 88°56’40” west for a distance of 176.24’ to iron pin set ½” rb; thence north 89°05’57” west for a distance of 110.00’ to an iron pin found ½” rb; thence north 00°57”42’ east for a distance of 106.93’ to an iron pin found ½” rb; thence north 26°03’12” east for a distance of 148.58’ to an iron pin found ½” rb; thence along a curve to the left having a radius of 50.00’ and an arc length of 84.59’, being subtended by a chord north 70°37’31” east for a distance of 74.86’ to a mark on sidewalk; thence south 45°13’03” east for a distance of 168.70’ to a point; thence south 44°46’57” west for a distance of 8.95’ to a point; thence south 45°13’03” east for a distance of 309.03’ to an iron pin found 5/8” rb at the TRUE POINT OF BEGINNING.

Shown as 1.828 acres on ALTA/ACSM Survey for Hare Krishna Chamblee Hotel, LLC, First Partners Bank, Chicago Title Insurance Company, prepared by Patrick & Associates, Inc., bearing the seal and certification of James S. Hull, Jr., Georgia Registered Land Surveyor No. 2856, dated December 12, 2014, revised March 16, 2015.

Property Address:

5280 Peachtree Industrial Blvd

Chamblee, GA 30341

Map No. 18 299 01 003

All that tract or parcel of land lying and being known as Lot "A" of a recombination of Lots 14, 15 and the South 75 feet of Lots 24 and 25, Somerset Park Subdivision, in the City of Savannah, Chatham County, Georgia, being plat recorded in Plat Book 18-S, Page 57B, and being more particularly described as follows:

To find the Point of Beginning, begin at the intersection of the Easterly right-of-way line of Abercorn Street with the Northerly right-of-way line of Montgomery Cross Road (having a variable width right-of-way), thence travel along the Northerly right-of-way line of Montgomery Cross Road South 75 degrees 35 minutes 59 seconds East a distance of 411.0 feet to a 5/8" rebar set, said point being the Point of Beginning; thence travel North 17 degrees 37 minutes 13 seconds East along the East boundary line of Lot 16 a distance of 410.06 feet to a concrete monument found; thence travel North 17 degrees 31 minutes 57 seconds East along the East boundary line of Lot 23 a distance of 75.23 feet to a 5/8" rebar found; thence travel South 72 degrees 25 minutes 00 seconds East a distance of 200.00 feet to a 5/8" rebar set; thence travel South 17 degrees 31 minutes 59 seconds West along the West boundary line of Lot 26 a distance of 75.00 feet to a 5/8" rebar set; thence travel South 17 degrees 37 minutes 21 seconds West along the West boundary line of Lot 13 a distance of 399.17 feet to a 5/8" rebar found; thence travel North 75 degrees 35 minutes 59 seconds West along the Northerly right-of-way line of Montgomery Cross Road a distance of 200.30 feet to a 5/8" rebar set and the Point of Beginning.

Bounded on the West by Lots 16 and 23, on the North by Lot "B" on the East by Lots 13 and 26 and on the South by the Northerly boundary line of Montgomery Cross Road; said parcel containing 2.20 acres as shown on Plat of Lot "A" of a Recombination of Lots 14, 15, 24 and 25, Somerset Park, Savannah, Chatham County, Georgia, for Savannah Georgia Inc., Empire Financial Services, Inc., Specialized Title Services, Inc. and Stewart Title Guaranty Company, prepared by J. Whitley Reynolds, bearing the seal and certification of James Whitley Reynolds, Georgia Registered Land Surveyor No. 2249, dated May 8, 2002.

Property Address:

60 West Montgomery Cross Road

Savannah, GA 31406

Map No. 20590 03026

PARCEL ONE - FEE SIMPLE:

ALL that certain piece, parcel or lot of land situate, lying and being in the County of Greenville, State of South Carolina, on the western side of Wade Hampton Boulevard (U.S. Hwy. 29), and being described more particularly below, to-wit:

Commencing at a 1/2 inch solid pin (found) located at the intersection of the western right-of-way of Wade Hampton Boulevard, Tract C (as shown on a survey for Greenville Hotel, Inc., by C.O. Riddle Surveying Co., Inc., dated March 22, 1999) and a joint property line with Grady J. Miller, Jr.; thence leaving said right of way and continuing along said joint property line between Tract C and Grady J. Miller, Jr. North 47-52-14 West for 202.88 feet to a 1/2 inch crimp top iron (set) being the true point of beginning; thence continuing along said joint property line North 47-52-14 West for 402.56 feet to a 1/2 inch solid bar (found) located on the eastern right of way of Pine Knoll Drive; thence leaving said joint property line and continuing along said right of way North 18-18-21 East for 199.71 feet to a 1/2 inch open top iron pin (found) being located on a joint property line with Grady J. Miller, Jr.; thence leaving said right of way and continuing along said point property line South 49-16-00 East for 483.37 feet to a 1/2 inch crimp top iron pin (set); thence leaving said joint property line and continuing along a joint property line with Tract B (as shown on a survey for Greenville Hotel, Inc., by C.O. Riddle Surveying Co., Inc. dated March 22, 1999) South 42-07-45 West for 164.47 feet to a 1/2 inch crimp top iron pin (set); thence leaving said joint property line and continuing along said Tract C South 42-07-45 West for 30.00 feet to a 1/2 inch crimp top iron pin (set) being the point of beginning. Said tract contains 1.923 acres, more or less.

PARCEL TWO - EASEMENT

Together with an easement for ingress and egress granted in the Deed dated March 29, 1999, and recorded in the Office of the Register of Deeds for Greenville County, South Carolina in Deed Book 1828 at Page 111 appurtenant to the above described Tract A to and from Wade Hampton Boulevard (U. S. Highway No. 29) in, over, and through that certain strip of land being more fully described as follows:

ALL that certain piece, parcel or lot of land situate, lying and being in the Country of Greenville, State of South Carolina, on the western side of Wade Hampton Boulevard (U.S. Hwy 29), and being described more particularly below, to-wit:

BEGINNING at a ½ inch solid pin (found) located at the intersection of the western right of way of Wade Hampton Boulevard and a joint property line with Grady J. Miller, Jr.; thence along said property line North 47-52-14 West for 202.88 feet to a ½ inch crimp top iron pin (set); thence leaving said joint property line and continuing along a joint property line with Tract A (as shown on a survey for Greenville Hotel, Inc. by C O. Riddle Surveying Co., Inc., dated March 22, 1999) North 42-07-45 East for 30.00 feet to a ½ inch crimp top iron pin (set); thence South 47-52-14 East for 203.34 feet to a ½ inch crimp top iron pin (set); being thence South 43-00-09 West for 30.00 feet to a ½ inch crimp top iron pin (set); the point of BEGINNING. Said tract contains 0.140 acres, more or less.

The above property is shown as Tract C on a plat of survey recorded in the Office of the Register of Deeds for Greenville County, South Carolina in Plat Book 39-V at Page 13 A & B.

PARCEL THREE - EASEMENT

Together with an easement for remote parking as set forth in that certain Remote Parking Easement Agreement dated December 15, 1999, and recorded in the Office of the Register of Deeds for Greenville County, South Carolina, in Book 1828 at Page 104.

EXHIBIT B

Senior Loan Documents

1.	Loan Agreement made by and between Argentic Real Estate Finance LLC, a Delaware limited liability company (“Senior Lender”), and Shiv Savannah Hotel, LLC, Hare Krishna Augusta Hotel, LLC, Hare Krishna Chamblee Hotel, LLC and Hare Krishna Greenville Hotel, LLC, each a Georgia limited liability company (“Senior Borrower”).
2.	$16,000,000.00 Promissory Note made by Senior Borrower paid to the order of Senior Lender.
3.	Mortgage made by Hare Krishna Greenville Hotel, LLC, as mortgagor, to Senior Lender, as mortgagee, to be recorded in the Greenville County Clerk/Register of Deeds Office in South Carolina (the “Greenville Register’s Office”).
4.	Assignment of Leases and Rents made by Hare Krishna Greenville, Hotel, LLC, as assignor, to Senior Lender, as assignee, to be recorded in the Greenville Register’s Office.
5.	Deed to Secure Debt made by Hare Krishna Chamblee Hotel, LLC, as mortgagor, to Senior Lender, as mortgagee, to be recorded in the DeKalb County Clerk/Register of Deeds Office in Georgia (the “DeKalb Register’s Office”).
6.	Assignment of Leases and Rents made by Hare Krishna Chamblee, Hotel, LLC, as assignor, to Senior Lender, as assignee, to be recorded in the DeKalb Register’s Office.
7.	Deed to Secure Debt made by Hare Krishna Augusta Hotel, LLC, as mortgagor, to Senior Lender, as mortgagee, to be recorded in the Richmond County Clerk/Register of Deeds Office in Georgia (the “Richmond Register’s Office”).
8.	Assignment of Leases and Rents made by Hare Krishna Augusta, Hotel, LLC, as assignor, to Senior Lender, as assignee, to be recorded in the Richmond Register’s Office.
9.	Deed to Secure Debt made by Shiv Savannah Hotel, LLC, as mortgagor, to Senior Lender, as mortgagee, to be recorded in the Chatham County Clerk/Register of Deeds Office in Georgia (the “Chatham Register’s Office”).
10.	Assignment of Leases and Rents made by Shiv Savannah, Hotel, LLC, as assignor, to Senior Lender, as assignee, to be recorded in the Chatham Register’s Office.
11.	UCC-1 Financing Statement naming Hare Krishna Greenville Hotel, LLC, as debtor, and Senior Lender, as secured party, to be recorded in the Greenville Register’s Office.
12.	UCC-1 Financing Statement naming Hare Krishna Chamblee Hotel, LLC, as debtor, and Senior Lender, as secured party, to be recorded in the DeKalb Register’s Office.

B-1

13.	UCC-1 Financing Statement naming Hare Krishna Augusta Hotel, LLC, as debtor, and Senior Lender, as secured party, to be recorded in the Richmond Register’s Office.
14.	UCC-1 Financing Statement naming Shiv Savannah Hotel, LLC, as debtor, and Senior Lender, as secured party, to be recorded in the Chatham Register’s Office.
15.	UCC-1 Financing Statement naming Senior Borrower, as debtor, and Senior Lender, as secured party, to be filed with the Georgia Secretary of State (“GA SOS”).
16.	Assignment of Agreements, Licenses, Permits and Contracts made by Senior Borrower to Senior Lender.
17.	Consent and Subordination of Manager made by Global Hotel Group & Management LLC, a Georgia limited liability company (“Manager”), and agreed and consented to by Senior Borrower, for the benefit of Senior Lender.
18.	Deposit Account Control Agreement (Soft Lockbox) made by and among Hare Krishna Greenville Hotel, LLC, Senior Lender and Signature Bank, a New York state chartered bank (“Signature”).
19.	Deposit Account Control Agreement (Soft Lockbox) made by and among Hare Krishna Chamblee Hotel, LLC, Senior Lender and Signature.
20.	Deposit Account Control Agreement (Soft Lockbox) made by and among Hare Krishna Augusta Hotel, LLC, Senior Lender and Signature.
21.	Deposit Account Control Agreement (Soft Lockbox) made by and among Shiv Savannah Hotel, LLC, Senior Lender and Signature
22.	Cash Management Agreement (Springing) made by and among Senior Borrower, Senior Lender and Wells Fargo Bank, National Association.
23.	Guaranty of Recourse Obligations made by Subhash Patel and Vijaykumar Patel, each an individual (“Guarantor”), in favor of Senior Lender.
24.	Certificate Re “Recycled” Special-Purpose Entity by Senior Borrower for the benefit of Senior Lender.
25.	Borrower’s Certificate by Senior Borrower and Subhash Patel for the benefit of Senior Lender.

B-2

EXHIBIT C

Mezzanine Loan Documents

1.	Hare Krishna Chamblee Mezz, LLC, a Delaware limited liability company, Hare Krishna Augusta Mezz, LLC, a Delaware limited liability company, Shiv Savannah Mezz, LLC, a Delaware limited liability company, and Hare Krishna Greenville Mezz, LLC, a Delaware limited liability company (“Mezzanine Borrower”) and Kore Fund Ltd., a company organized under the laws of the Cayman Islands (in such capacity, “Mezzanine Lender”).
2.	$3,000,000.00 Mezzanine Promissory Note, made by Mezzanine Borrower in favor of Mezzanine Lender.
3.	UCC-1 Financing Statement, naming Hare Krishna Chamblee Mezz, LLC as debtor and Mezzanine Lender as secured party, to be filed with the Delaware Secretary of State.
4.	UCC-1 Financing Statement, naming Hare Krishna Augusta Mezz, LLC as debtor and Mezzanine Lender as secured party, to be filed with the DE SOS.
5.	UCC-1 Financing Statement, naming Hare Krishna Greenville Mezz, LLC as debtor and Mezzanine Lender as secured party, to be filed with the DE SOS.
6.	UCC-1 Financing Statement, naming Shiv Savannah Mezz, LLC as debtor and Mezzanine Lender as secured party, to be filed with the DE SOS.
7.	Pledge and Security Agreement made by Mezzanine Borrower for the benefit of Mezzanine Lender.
8.	Membership Interest Certificate evidencing 99% of interests in Hare Krishna Greenville Hotel, LLC held by Hare Krishna Greenville Mezz, LLC.
9.	Membership Interest Certificate evidencing 99% of interests in Hare Krishna Chamblee Hotel, LLC held by Hare Krishna Chamblee Mezz, LLC.
10.	Membership Interest Certificate evidencing 99% of interests in Hare Krishna Augusta Hotel, LLC held by Hare Krishna Augusta Mezz, LLC.
11.	Membership Interest Certificate evidencing 99% of interests in Shiv Savannah Hotel, LLC held by Shiv Savannah Mezz, LLC.
12.	Membership Interest Certificate evidencing 100% of interests in Hare Krishna Greenville Mortgage, LLC held by Hare Krishna Greenville Mezz, LLC.
13.	Membership Interest Certificate evidencing 100% of interests in Hare Krishna Augusta Mortgage, LLC held by Hare Krishna Augusta Mezz, LLC.

C-1

14.	Membership Interest Certificate evidencing 100% of interests in Hare Krishna Chamblee Mortgage, LLC held by Hare Krishna Chamblee Mezz, LLC.
15.	Membership Interest Certificate evidencing 100% of interests in Shiv Savannah Mortgage, LLC held by Shiv Savannah Mezz, LLC.
16.	Membership Interest Power made by Hare Krishna Augusta Mezz, LLC to blank and undated (Hare Krishna Augusta Hotel, LLC).
17.	Membership Interest Power made by Mezzanine Borrower to blank and undated (Hare Krishna Greenville Hotel, LLC).
18.	Membership Interest Power made by Hare Krishna Chamblee Mezz, LLC to blank and undated (Hare Krishna Chamblee Hotel, LLC).
19.	Membership Interest Power made by Shiv Savannah Mezz, LLC to blank and undated (Shiv Savannah Hotel, LLC).
20.	Membership Interest Power made by Shiv Savannah Mezz, LLC to blank and undated (Shiv Savannah Mortgage, LLC).
21.	Membership Interest Power made by Hare Krishna Greenville Mezz, LLC to blank and undated (Hare Krishna Greenville Mortgage, LLC).
22.	Membership Interest Power made by Hare Krishna Chamblee Mezz, LLC to blank and undated (Hare Krishna Chamblee Mortgage, LLC).
23.	Membership Interest Power made by Hare Krishna Augusta Mezz, LLC to blank and undated (Hare Krishna Augusta Mortgage, LLC).
24.	Acknowledgement of Pledge made by Shiv Savannah Hotel, LLC, Hare Krishna Augusta Hotel, LLC, Hare Krishna Chamblee Hotel, LLC and Hare Krishna Greenville Hotel, LLC, each a Georgia limited liability company to Mezzanine Lender.
25.	Acknowledgement of Pledge made by Shiv Savannah Mortgage, LLC, Hare Krishna Augusta Mortgage, LLC, Hare Krishna Chamblee Mortgage, LLC and Hare Krishna Greenville Mortgage, LLC, each a Delaware limited liability company to Mezzanine Lender.
26.	Consent and Subordination of Manager, made by Global Hotel Group & Management LLC, a Georgia limited liability company (“Property Manager”), and agreed and consented to by Mezzanine Borrower.
27.	Mezzanine Guaranty of Recourse Obligations, made by Subhash Patel and Vijaykumar Patel, each an individual (“Guarantor”) in favor of Mezzanine Lender.

C-2

EXHIBIT D

Permitted Fund Managers

1.	Apollo Real Estate Advisors, L.P.
2.	Blackrock, Inc.
3.	The Blackstone Group International, Ltd.
4.	Clarion Partners
5.	iStar Financial Inc.
6.	Lonestar Opportunity Fund
7.	Walton Street Capital LLC
8.	Westbrook Partners
9.	Colony Capital, Inc.
10.	Praedium Group
11.	Starwood Financial Trust
12.	Prime Financial
13.	Cerberus Capital Management
14.	Centerbridge Capital Partners
15.	KSL Capital Partners
16.	Oak Tree Capital Partners
17.	The Carlyle Group
18.	Normandy Real Estate Partners
19.	Guggenheim Partners
20.	Goldman Sachs Real Estate Mezzanine Partners
21.	Rialto Capital

D-1